UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12
RIOT PLATFORMS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RIOT PLATFORMS, INC.

3855 Ambrosia Street, Suite 301
Castle Rock, CO 80109
May 1, 2023
Dear Fellow Stockholders:
On behalf of the Board of Directors (the “Board”) of Riot Platforms, Inc., a Nevada corporation, [Nasdaq: RIOT] (“Riot” or the “Company”), we are pleased to invite you to attend the 2023 Annual General Meeting of the Company’s stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (Eastern Time) on Tuesday, June 27, 2023. The Annual Meeting will be virtual-only, held exclusively online to facilitate stockholder attendance and provide a consistent experience to all stockholders regardless of location. The live webcast of the meeting will be available via the virtual meeting portal at:
www.virtualstockholdermeeting.com/RIOT2023
The accompanying notice and proxy statement (the “Proxy” or the “Proxy Statement”) provide details about the Annual Meeting, including the nominees for election to the Board and other matters to be considered at the Annual Meeting, as well as additional information regarding virtual attendance for the Annual Meeting, which can be found on page 9 of the Proxy Statement.
With this letter, we are happy to share the Board’s perspectives on Riot’s performance and accomplishments during 2022, which are even more noteworthy, given the broader challenging economic environment facing our industry and the economy at large.
Board Oversight and Focus
The primary focus of the Board throughout 2022 was to ensure that the Company was well positioned and appropriately resourced to build on our strengths through the volatility in the market. The Board oversaw management's execution of the Board’s vision of continuing with a growth-focused corporate strategy right-sized to drive long-term stockholder value. Furthermore, the Board and management remain committed to responsible corporate governance with a focus on risk management and intelligent growth, to ensure Riot continues to execute on our five core values, Teamwork, Accountability, Urgency, Transparency, and Attention to Detail. By applying these core values to our key functions, the Board strives to enhance Company performance, compliance and execution, thus returning value to all of our stockholders.
Company Performance in 2022
During 2022, the Company continued to expand and develop on our goal of being the largest publicly traded, vertically integrated Bitcoin mining company. Since its acquisition in May 2021, we have expanded our Bitcoin mining facility in Rockdale, Texas (the “Rockdale Facility”) by more than 400 megawatts (“MW”), bringing its total developed capacity to 700 MW. We believe this makes our Rockdale Facility the largest Bitcoin mining-focused data center currently operating in the United States, in terms of developed capacity. We also made significant advancements in our immersion-cooled mining initiative during 2022, developing over 200 MW of immersion-cooled mining capacity at the Rockdale Facility, and we continue to innovate to maximize the efficacy and efficiency of our immersion systems and software controls. Additionally, we are developing a second large-scale Bitcoin mining and data center facility outside of Corsicana, Texas (the “Corsicana Facility”) which, upon completion, is expected to have approximately one gigawatt (1,000 MW) of capacity, with the initial development of 400 MW of capacity purpose-built for immersion-cooled mining. This expanded capacity allows us to continue to scale our own Bitcoin mining operations and to provide data center hosting services to institutional-scale clients.

In addition to the expansion of our mining infrastructure, we made great strides in 2022 towards expanding our Bitcoin mining power to increase our share of global hash rate and maximize the revenue potential of our operations. As of December 31, 2022, we operated 88,556 miners, with a hash rate capacity of 9.7 exahash per second (“EH/s”) and mined 5,554 Bitcoin, which represented an increase of 45.7% over the 3,812 Bitcoin we mined in 2021. Based on our existing operations and expected deliveries of miners we have purchased, we anticipate we will have 111,216 miners, with a total hash rate capacity of 12.5 EH/s at full deployment, by the end of 2023 - placing Riot among the top publicly traded miners in terms of mining capacity. One of our top priorities is to be an industry leader in the cost to mine Bitcoin. We are proud to report that in 2022, Riot’s cost to mine Bitcoin was an industry leading $11,225 per Bitcoin mined. We believe that remaining cost-focused will provide Riot with the foundation to pursue its strategic growth initiatives and, ultimately, reward our stockholders.
We believe our 2022 results demonstrated that Riot’s positioning, vertical integration strategy and management team delivered consistent and sustainable performance, even in an unstable economic environment. We believe our size and scale, and the strength of our balance sheet, continue to provide a competitive advantage in the Bitcoin mining space. We are pleased with the trajectory of the Company and will stay focused on growth.
Investments in Riot’s Future
Riot has invested substantially in the Company’s future through development, acquisitions, and talent management. We have continued to grow through challenging economic conditions, and we believe the Company is well positioned to take advantage of present and future market opportunities. In a nascent industry such as Bitcoin mining, we continue to believe that maintaining a conservative balance sheet is the best path forward. To date, the Company has financed all growth and operations through the issuance of equity and the sale of mined Bitcoin. As fellow Riot stockholders, we are cognizant of the dilutive effect of raising capital through equity sales; however, we believe that the capital we raise allows us to invest in the Company in ways that will provide positive returns on our stockholders’ investments in the future, and that these efforts have put us in a strong financial position. Further, by raising capital through equity sales and our operations, we have maintained a conservative balance sheet and avoided high-cost debt financing, a strategy which we believe has negatively impacted our competitors, some of whom have been unable to continue operations in the face of industry-wide economic concerns that arose during 2022. Notwithstanding the foregoing, the Company is constantly looking to reduce its cost of capital and will consider accretive and carefully structured debt financing.
During times of turbulence, remaining focused on growth can seem counterintuitive. Riot has been mining Bitcoin since 2017, and our Board and management team have helped the Company expand our operations through business cycles, market volatility, regulatory hurdles, a global pandemic, and an ever-changing global supply chain. Through these challenges, our management team and Board have continued to believe in the Company’s long-term vision for Bitcoin and Bitcoin mining. We expect that the seeds we are planting now will provide years of growth in an emerging sector that, to date, has demonstrated significant growth potential. The Board is confident in our management team’s ability to execute and deliver returns to our stockholders.
Your Vote Matters
Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote as soon as possible. Vote now over the internet at www.proxyvote.com or, if you wish to vote by mail, please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
Voting as soon as possible will ensure your representation at the Annual Meeting regardless of whether you attend the virtual Annual Meeting. If you have already voted, there is no need to vote again unless you wish to change your vote.

We thank you for your continued support.
Sincerely,	Sincerely,

Benjamin Yi, Executive Chairman	Jason Les, Chief Executive Officer
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE USING THE SIXTEEN-DIGIT CONTROL NUMBER ASSIGNED TO YOU, BY TELEPHONE, OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.

NOTICE OF 2023 ANNUAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 27, 2023, AT 11:00 A.M. (EASTERN TIME)
Dear Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual General Meeting of the stockholders (the “Annual Meeting”) of Riot Platforms, Inc., a Nevada corporation (“Riot” or the “Company”), will be held at 11:00 a.m. (Eastern Time) on Tuesday, June 27, 2023, or such later date or dates as such Annual Meeting may be adjourned or postponed. The Annual Meeting will be conducted exclusively online through a live audio webcast to facilitate stockholder attendance and to enable stockholders to participate fully and equally, regardless of size of holdings, resources, or physical location. The Annual Meeting will be virtual-only and held exclusively online at:
www.virtualstockholdermeeting.com/RIOT2023
As such, no in-person attendance option will be available. To find instructions on how to access and log in to the virtual Annual Meeting, see “How do I attend the virtual Annual Meeting?” on page 1 in the accompanying Proxy Statement.
Each stockholder receiving this Notice of 2023 Annual General Meeting of Stockholders (this “Notice”) has been assigned a 16-digit control number, which is required to register for and gain admittance to the Annual Meeting. The unique 16-digit control number assigned to you can be found on the enclosed proxy card accompanying this Notice. Specific instructions on how to access the Annual Meeting via the virtual portal using your unique 16-digit control number are included at the end of this Notice and in the accompanying Proxy Statement.
The following four (4) proposals, as more fully described in the Proxy Statement accompanying this Notice, are being submitted to our stockholders for their consideration at the Annual Meeting:
Proposal		Board Recommendation
1.	To elect each of Hannah Cho and Lance D’Ambrosio as our Class II director nominees to serve on the Board of Directors for terms expiring at the 2026 Annual General Meeting of Stockholders.	“FOR”
2.	To ratify, in a non-binding advisory vote, the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	“FOR”
3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”).	“FOR”
4.	To approve the Fourth Amendment to the Riot Blockchain, Inc. 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 shares.	“FOR”
THIS IS NOT A BALLOT. YOU CANNOT USE THIS NOTICE TO VOTE YOUR SHARES.
This Notice presents only an overview of the more complete Proxy Statement accompanying this Notice, which is hereby made part of this Notice. The Proxy Statement is also available to you on the Internet at www.proxyvote.com, the Security and Exchange Commission’s website, www.SEC.gov, or by visiting our website, www.RiotPlatforms.com.

The Board of Directors has established the close of business on Friday, April 28, 2023, as the record date (the “Record Date”) for determining those of our stockholders entitled to attend, and vote their shares at, the Annual Meeting. Accordingly, only holders of our common stock, no par value per share, of record at the close of business on the Record Date will receive this Notice and be eligible to attend, and vote their shares at, the Annual Meeting (including any adjournments or postponements thereof). Holders of other classes of our outstanding capital stock are not entitled to vote at the Annual Meeting. As of the Record Date, there were 173,358,084 shares of Company common stock, no par value per share, outstanding and entitled to vote at the Annual Meeting. The foregoing shares of our common stock, no par value per share, are referred to herein as “shares.” A list of stockholders of record will be available at the Annual Meeting online at the virtual meeting portal, www.virtualstockholdermeeting.com/RIOT2023, and will be available by request during the ten (10) days prior to the Annual Meeting by submitting your written request to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote your shares by proxy as soon as possible so that we can ensure your vote will be represented at the Annual Meeting.
You may submit your vote by proxy with your 16-digit control number using any of the following methods:
•	Voting online at: www.proxyvote.com;
•	Voting by telephone by calling: 1-800-690-6903 (owners of record); or
•
Voting by mail by completing, signing, dating and returning the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

Your proxy, whether given online at www.proxyvote.com, by telephone, or through the return of the enclosed proxy card, may be revoked prior to its exercise by either: (i) submitting a written notice of revocation or a duly executed proxy bearing a date later than your previously-submitted proxy to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and to our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary, prior to the Annual Meeting; or (ii) attending the Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2023 and voting your shares, virtually using your 16-digit control number, live at the Annual Meeting. To ensure fair conduct of the Annual Meeting and that our stockholders of record are able to participate in the Annual Meeting, you will not be able to participate in the virtual Annual Meeting without the unique 16-digit control number assigned to you and provided on the back of your proxy card.
We urge you to review the accompanying materials carefully and to vote as promptly as possible. Please note that we have enclosed the Proxy Statement and your proxy card along with this Notice.
By Order of the Board of Directors,

William Jackman, Executive Vice President, General Counsel and Corporate Secretary
Castle Rock, CO
May 1, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL GENERAL MEETING OF THE STOCKHOLDERS OF RIOT PLATFORMS, INC. TO BE HELD ON:
TUESDAY, JUNE 27, 2023, AT 11:00 A.M. (EASTERN TIME)
VIA THE VIRTUAL MEETING PORTAL AT:
www.virtualstockholdermeeting.com/RIOT2023
THE NOTICE AND OUR PROXY STATEMENT ARE AVAILABLE ONLINE AT:
www.proxyvote.com and www.RiotPlatforms.com

RIOT PLATFORMS, INC.
3855 Ambrosia Street, Suite 301
Castle Rock, CO 80109
PROXY STATEMENT
FOR THE 2023 ANNUAL GENERAL MEETING OF STOCKHOLDERS
INTRODUCTION
This Proxy Statement, along with the accompanying Notice of 2023 Annual General Meeting of Stockholders (the “Notice”), contains information about the 2023 Annual General Meeting of the stockholders of Riot Platforms, Inc., including any adjournments or postponements thereof (the “Annual Meeting”). In this Proxy Statement, we refer to Riot Platforms, Inc., a Nevada corporation, and its consolidated subsidiaries, as “Riot,” “Riot Platforms,” the “Company,” “we,” “us” or “our.”
We are holding the Annual Meeting at 11:00 a.m. (Eastern Time) on Tuesday, June 27, 2023, or such later date or dates as the Annual Meeting may be adjourned or postponed. The Annual Meeting will be virtual-only and held exclusively online via the virtual meeting portal, at www.virtualstockholdermeeting.com/RIOT2023, and no option to attend the Annual Meeting in-person will be available. For specific instructions on how to attend the Annual Meeting, please see “How do I vote?” beginning on page 2 of this Proxy Statement, below.
This Proxy Statement, the accompanying proxy card and, though not part of this Proxy Statement, our 2022 Annual Report on Form 10-K are being mailed, commencing on or about May 1, 2023, to stockholders of record (as defined below) entitled to notice of and to vote at the Annual Meeting, please see “Who may vote?” on page 2. Copies of this Proxy Statement and our 2022 Annual Report are available at www.proxyvote.com. You can also find copies of our Annual Reports on Form 10-K, and amendments thereto on Form 10-K/A, as well as all our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “SEC”) on the SEC’s website, www.SEC.gov, or through the “Investors” section of our website at www.RiotPlatforms.com. Except for those reports we have filed with the SEC, and as specifically incorporated by reference herein, the information contained on our website is not part of these proxy solicitation materials.

GENERAL INFORMATION
Meeting Information:
Record Date:	April 28, 2023
Meeting Date and Time:	June 27, 2023, at 11:00 a.m. Eastern Time
Location:
Virtual live webcast. You will be able to attend the Annual Meeting, vote, and submit questions during the meeting by visiting the virtual meeting portal at: www.virtualstockholdermeeting.com/RIOT2023.

We include these questions and answers to provide some background and clarity concerning voting, solicitation and other general information. We encourage you to read this Proxy Statement and the accompanying materials carefully and in its entirety.
All Riot stockholders are encouraged to attend the Annual Meeting, which will be held online to provide a consistent experience to all stockholders regardless of location.
How do I attend the virtual Annual Meeting?
To be admitted to the Annual Meeting, navigate, via web browser, to www.virtualstockholdermeeting.com/RIOT2023 and enter the 16-digit control number from your Notice of Internet Availability of Proxy Materials or proxy card. Once admitted, stockholders may submit questions, vote their shares and view reference materials (such as our list of stockholders as of the record date).
If you experience technical difficulties during the meeting, please call the technical support number posted on the virtual meeting website. We will have technicians ready to assist you beginning 15 minutes prior to the start of the Annual Meeting, at 10:45 a.m. Eastern Time on the meeting date, June 27, 2023.
What is a proxy and what is a proxy statement?
A proxy is your legal designation of another person to vote the shares you own on your behalf. That designated person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy.
A proxy statement is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. It contains background information on the matters that are being put to a vote. This document you are reading is a proxy statement, and we encourage you to read it carefully before voting.
Why am I receiving this Proxy Statement?
We sent you this Proxy Statement or a Notice of Internet Availability of Proxy Materials in connection with the solicitation by our Board of Directors (the “Board”) of your proxy to vote at the Company’s Annual Meeting (including any adjournments or postponements thereof).
What information is contained in this Proxy Statement?
This Proxy Statement summarizes the information you need to know to vote on an informed basis. It contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, and other required information.
What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will act upon the proposals outlined in the Notice included with this Proxy Statement. These proposals include:
1.
the election of each of the two nominees named in this Proxy Statement to serve on the Board of Directors as a Class II director for a term expiring at the 2026 Annual General Meeting of our stockholders;

2.	to ratify, in a non-binding advisory vote, the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	to approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers (“Say-on-Pay”); and
4.	to approve the Fourth Amendment to the Riot Blockchain, Inc. 2019 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 shares.
This Proxy Statement provides detailed information about each of these proposals.
Who may vote?
You may vote if you are a stockholder of our common stock, no par value per share, at the close of business on Friday, April 28, 2023 (the “Record Date”), as identified by our transfer agent. As of the Record Date, there were 173,358,084 shares issued, outstanding and entitled to vote at the Annual Meeting. Shares of our common stock, no par value per share, are herein referred to as the “shares.”
How many votes do I have?
Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Riot common stock owned as of the Record Date. Cumulative voting is not permitted.
How do I vote?
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. If your proxy is properly submitted, you are legally designating the person or persons named on the proxy card to vote your shares as you have directed. All valid proxies that we receive through this solicitation, which are not revoked, will be voted in accordance with instructions you provide on the proxy card. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting.
How you may vote depends on how your shares are held. As explained below, the voting procedures are different for stockholders of record and for beneficial owners of our shares.
What is the difference between being a stockholder of record and a beneficial owner and how does this affect my voting?
Many of our stockholders hold their shares through brokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Corporation, or if you possess stock certificates representing your shares, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting. If you are a stockholder of record, you may vote your shares at the Annual Meeting using any of the following methods:
•	Before the Annual Meeting:
○
Via the Internet. Vote online by visiting the online portal at www.proxyvote.com and completing and submitting your proxy card using your 16-digit control number. You will need to follow the instructions on the website.

○	By telephone. To vote via telephone, call 1-800-690-6903 and follow the telephone prompts.
○
By mail. Mark, sign, and date the enclosed proxy card and return it by mail in the enclosed postage prepaid envelope to: Vote Processing, c/o: Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

•	During the Annual Meeting:
○
Live Via the Internet. If you wish to vote your shares live and online at the Annual Meeting, you may attend the Annual Meeting and vote your shares on the proposals presented through the virtual portal established to host the Annual Meeting, www.virtualstockholdermeeting.com/RIOT2023, and entering the unique 16-digit control number provided to you on the proxy card accompanying this Proxy Statement. You will not be able to attend the Annual Meeting without your 16-digit control number. PLEASE DO NOT SHARE YOUR CONTROL NUMBER.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee (“Stockholder Nominees”), you are the beneficial owner of shares held in “street name” and are not a stockholder of record. Your proxy materials are being forwarded to you by your Stockholder Nominee, who is considered to be the stockholder of record with respect to your shares held in street name. As the beneficial owner, you have the right to tell your Stockholder Nominee how to vote your shares, and you are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your Stockholder Nominee authorizing you to do so. Your Stockholder Nominee has instructions on how to direct your shares to be voted. You may vote by following those instructions and the instructions on the Notice; and, if you are a beneficial owner who obtained a legal proxy and is authorized to vote by your Stockholder Nominee, and you wish to submit your vote, you may do so by attending the Annual Meeting and voting virtually, or you may vote your shares by telephone by dialing 1-800-454-8683.
Do I need to attend the Annual Meeting to vote my shares?
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies that are received in time for the Annual Meeting will be voted at the Annual Meeting unless they are revoked in advance of the meeting date. A stockholder may revoke a proxy before the proxy is voted by following the instructions under the heading “May I change or revoke my proxy?” below. Any stockholder who has executed a proxy card but attends the Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2023 may revoke the proxy and vote at the Annual Meeting by following the instructions under the heading “How do I vote?” above.
May I change or revoke my proxy?
If you submit your proxy, you may alter or revoke your proxy at any time prior to the Annual Meeting. You may alter or revoke your proxy in any one of the following ways:
•	by signing a new proxy card and submitting in accordance with the instructions above;
•	by re-voting via the Internet or by telephone as instructed above — note, only your latest Internet or telephone vote will be counted;
•
by delivering a signed statement of revocation or a duly executed proxy card bearing a later date to: (i) Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717; and (ii) our Corporate Secretary at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Corporate Secretary; or

•
by attending the Annual Meeting virtually and voting during the Annual Meeting. Attending the Annual Meeting via the virtual meeting portal at www.virtualstockholdermeeting.com/RIOT2023 will not automatically revoke a previously submitted proxy unless you specifically request revocation or you vote your shares, virtually, live at the Annual Meeting.

What should I do if I receive more than one proxy card?
You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote?” for each account to ensure that all your shares are voted.
Will my shares be voted if I do not return my proxy card?
If shares are registered in your name, they will not be voted if you do not submit your proxy card by mail, online via the portal at www.proxyvote.com, or by telephone by dialing 1-800-690-6903, or if you do not attend the Annual Meeting and vote your shares, virtually, using the unique 16-digit control number assigned to you on your Proxy Card, during the Annual Meeting. Please see the section of this Proxy Statement entitled “How do I vote?” beginning on page 2 above for specific instructions on how to vote your shares. Unless otherwise indicated under the section “What vote is required to approve each proposal presented at the Annual Meeting” below, if you submit your proxy card without instructions as to how your shares should be voted, your shares represented by such proxy card will be voted in accordance with the Board’s recommendations.

Stockholder Nominees, who hold shares in “street name” for the benefit of beneficial owners, who do not receive voting instructions from their beneficial owner clients generally have the discretion to vote their clients’ uninstructed shares on certain routine matters (“routine matters”) presented at the Annual Meeting, but do not have the discretion to vote their clients’ uninstructed shares on all other matters (“non-routine matters”) presented at the Annual Meeting. Of the four (4) proposals being presented to the stockholders at the Annual Meeting, only Proposal No. 2 (the ratification of our independent registered public accounting firm) is considered a routine matter. The remaining three (3) proposals, Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote to approve the compensation of our named executive officers), and Proposal No. 4 (vote to approve the Fourth Amendment to the 2019 Riot Blockchain, Inc. Equity Incentive Plan, as amended, (the “2019 Equity Plan”) to increase the number of shares of our common stock reserved for issuance thereunder by 4,000,000 shares) are each considered non-routine matters. This means that if your shares are held in street name and you do not provide voting instructions to the Stockholder Nominee that holds your shares for your benefit, such Stockholder Nominee has the authority - even if it does not receive instructions from you - to vote your uninstructed shares on the ratification of our independent registered accounting firm, but does not have the authority to vote your uninstructed shares on the election of directors, to advise us regarding our executive compensation, or to approve the Fourth Amendment to the 2019 Equity Plan.
If your Stockholder Nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or if your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, a “broker non-vote” has occurred.
Shares that are subject to a broker non-vote are considered present at the Annual Meeting for determining whether the quorum requirement has been met (see “What is a quorum?” on page 6 of this Proxy Statement for further discussion of our quorum requirement for the Annual Meeting); however, shares subject to a broker non-vote will not be counted as a vote cast with respect to a proposal. Because abstentions and broker non-votes do not represent shares cast with respect to a proposal, broker non-votes will have no effect on the outcome of votes on any of the proposals put forth in this Proxy Statement, except as required under Nevada law and identified in this Proxy Statement. Accordingly, the outcome of the votes on these proposals will be determined solely by reference to the shares actually voted, by properly submitted proxy or live at the Annual Meeting, and broker non-votes (and all other unvoted shares) will have no effect.
We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.
What vote is required to approve each proposal presented at the Annual Meeting?
Proposal No. 1: Election of Directors. We are seeking stockholder votes on the election to the Board of two (2) Class II director nominees, as identified in this Proxy Statement. As permitted by Nevada law and our Bylaws, director nominees for service on our Board are elected by a plurality voting standard. This means that those director nominees receiving the most “FOR” votes cast in favor of their election to the Board will be elected to the Board.
Accordingly, you may vote your shares “FOR” the nominees, or you may “WITHHOLD” your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director and thus will have no effect on the outcome of the vote on this proposal. If you submit your proxy card without directing your proxy how to vote your shares, your shares will be voted in accordance with the Board’s recommendations.
Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients, without their clients’ instructions, on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 1, as broker non-votes. Broker non-votes and abstentions and will not affect the results of the vote on this proposal.
Proposal No. 2: Ratification of Auditor Appointment. We are seeking our stockholders’ ratification, in a non-binding advisory vote, of the appointment of Marcum LLP to serve as our independent registered public accounting firm (our “Auditor”) for the fiscal year ending December 31, 2023. The ratification of the appointment of our Auditor for 2023 requires the affirmative vote of the majority of the shares cast on this Proposal No. 2 (i.e., the number of “FOR” votes cast must exceed the number of “AGAINST” votes cast on this Proposal No. 2 to ratify our appointment of our Auditor). Under applicable Nasdaq Stock Market (“Nasdaq”) market rules (the “Nasdaq Rules”), Nevada law and SEC regulations, we are not required to obtain the approval of our stockholders to appoint our auditors; however, we consider our stockholders’ advisory vote when reviewing our Auditor engagement.

This Proposal No. 2 is a “routine” matter and, therefore, Stockholder Nominees have authority to vote their beneficial owner clients’ uninstructed shares, held by them in street name for their beneficial owner clients’ benefit, at the Annual Meeting. If a Stockholder Nominee does not exercise this authority with respect to a share, such share will be counted as an abstention. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote.
Proposal No. 3: “Say-On-Pay.” We are seeking a non-binding advisory vote by our stockholders regarding the compensation of our named executive officers, which is discussed in greater detail in this Proxy Statement. The affirmative vote of the majority of the shares cast on this Proposal No. 3 is required to approve, on a non-binding, advisory basis, the compensation of our named executive officers (i.e., the number of “FOR” votes cast must exceed the number of “AGAINST” votes cast on this Proposal No. 3 for stockholder non-binding, advisory approval of the compensation of our named executive officers to be obtained). While the results of this advisory vote are non-binding, the Compensation and Human Resources Committee of the Board (the “Compensation Committee”), and the Board as a whole, values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for our named executive officers.
Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients, without their clients’ instructions, on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 4, as broker non-votes. Broker non-votes and abstentions and will not affect the results of the vote on this proposal.
Proposal No. 4: Approval of the Fourth Amendment to the Riot Blockchain, Inc. 2019 Equity Incentive Plan. We are seeking stockholder approval of an amendment to the 2019 Equity Plan to increase the number of shares of our common stock reserved for issuance thereunder by 4,000,000 shares. The affirmative vote of a majority of the votes cast for this Proposal No. 4 is required for stockholder approval of the Fourth Amendment to the 2019 Equity Plan (i.e., the number of “FOR” votes cast on this Proposal No. 4 must exceed the number of “AGAINST” votes cast on this Proposal No. 4 for stockholder approval of the Fourth Amendment to the 2019 Equity Plan to be obtained).
Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients, without their clients’ instructions, on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 4, as broker non-votes. Broker non-votes and abstentions and will not affect the results of the vote on this proposal.
How does the Board recommend I vote on the proposals before the Annual Meeting?
The Board unanimously recommends that you vote “FOR” each of the Four Proposals presented at the Annual Meeting, as follows:
Proposal No. 1: Election of Directors.
•	“FOR” the election of each of Hannah Cho and Lance D’Ambrosio, to serve as Class II directors on our Board for terms expiring at the 2026 Annual General Meeting of stockholders (see Proposal No. 1);
Proposal No. 2: Ratification of Auditor Appointment.
•	“FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (see Proposal No. 2);
Proposal No. 3: “Say-On-Pay”.
•	“FOR” advisory approval of the compensation of our named executive officers as set forth in this Proxy Statement (see Proposal No. 3); and
Proposal No. 4: Approval of the Fourth Amendment to the 2019 Riot Blockchain, Inc. Equity Incentive Plan.
•	“FOR” approval of the Fourth Amendment to the 2019 Equity Plan, to increase the number of shares reserved for issuance thereunder by 4,000,000 shares (see Proposal No. 4).
If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What is a quorum?
A quorum is the minimum number of shares that must be present at the Annual Meeting to properly hold an annual meeting and conduct business under our Bylaws and Nevada law. The attendance, virtually or by proxy, of holders of not less than one-third of the total shares outstanding as of the Record Date will constitute a quorum for conducting business at the Annual Meeting. Therefore, based on 173,358,084 shares outstanding as of market close on April 28, 2023, the presence of 57,786,028 shares, whether represented by their holder virtually or by proxy, will constitute a quorum for purposes of the Annual Meeting. If you grant your proxy and do not revoke it prior to the Annual Meeting, your shares will be counted for purposes of determining whether a quorum is present. Shares present and voting at the Annual Meeting, as well as shares subject to proxies marked “Withhold” or “Abstain”, broker non-votes, properly submitted proxies without stockholder instructions with respect to one or more proposals, and unvoted shares held by stockholders attending the Annual Meeting (i.e., abstentions) will be treated as shares that are present for purposes of determining whether a quorum has been met.
What happens if a quorum is not reached?
If a quorum cannot be reached, either the Chairman of the Board or, the stockholders, by a vote of the holders of a majority of votes present virtually or represented by proxy (which may be voted by the proxy holders), may, without further notice to any stockholder (unless a new Record Date is set), adjourn the Annual Meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
Householding of Annual Disclosure Documents.
The SEC has adopted a rule concerning the delivery of annual disclosure documents to households with more than one stockholder. The rule permits the Company or brokers holding Company shares on your behalf to send a single set of our Annual Report and Proxy Statement to any household at which two or more of our stockholders reside, if the stockholders appear to be members of the same family. Each stockholder will continue to receive a separate proxy card or voting instruction card. This procedure is referred to as “householding” and benefits both stockholders and the Company. Householding reduces the volume of duplicate information received by stockholders and helps to reduce our expenses. This rule applies to our Annual Reports, Proxy Statements and any information statements. Once stockholders receive notice that communications to their addresses will be “householded”, the practice will continue until stockholders are notified otherwise or until they revoke their consent to the practice.
If at any time a stockholder no longer wishes to participate in householding and would prefer to receive separate sets of our annual disclosure documents or Proxy Statement, they may revoke their consent for future mailings by contacting our proxy advisors and virtual webcast hosts for the Annual Meeting, Broadridge Financial Solutions, Inc., via:
•	Telephone at: 1-866-540-7095; or
•	Mail to: Broadridge Householding Department, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Similarly, if an address is shared with another stockholder and, together, both stockholders would like to receive only a single set of our annual disclosure documents, the stockholders should follow the instructions above.
Who is paying for this proxy solicitation?
The Company will bear the cost of the solicitation of proxies; however, we will not pay our directors, officers and employees any additional compensation for soliciting proxies in person, by telephone or by other means. We may reimburse brokerage firms, banks and other agents for reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners. We have engaged Okapi Partners, a proxy solicitation firm to assist us in soliciting proxies in connection with the Annual Meeting for an engagement fee of approximately $15,000, plus reimbursement of reasonable out-of-pocket expenses. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning, and tabulating the proxies. Okapi Partners may be contacted via the methods below:
•	Banks and Brokerage Firms, Please Call: (212) 297-0720
•	Stockholders and All Others Call Toll-Free: (855) 305-0857
•	E-mail: info@okapipartners.com
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
When are stockholder proposals due for next year’s annual general meeting?
All stockholder proposals, including stockholder proposals for candidates for nomination for election to the Board, should be submitted in accordance with applicable SEC rules and regulations, Nevada law, and the Company’s procedures for stockholder proposals, as described herein and under the heading “Communications with the Board” on page 17 of this Proxy Statement. Stockholder proposals should be submitted to our Corporate Secretary by mail to the following address:
Riot Platforms, Inc.
3855 Ambrosia Street
Suite 301
Castle Rock, CO 80109
Attention: Corporate Secretary.
Stockholder proposals intended to be presented at, and included in the definitive proxy statement for, the 2024 Annual General Meeting of Stockholders (the “2024 Annual Meeting”) must be delivered to our Corporate Secretary on or before the close of business on January 2, 2024, to be considered timely pursuant to SEC Rule 14a-8 and our Bylaws. Stockholder proposals intended to be presented at the 2024 Annual Meeting outside of the SEC Rule 14a-8 process must be delivered to our Corporate Secretary at the above address no sooner than February 16, 2024, and no later than March 18, 2024, to be considered timely.
If the date of our 2024 Annual Meeting has been changed by more than thirty (30) days before or more than thirty (30) days after the first anniversary of this year’s Annual Meeting, to be timely notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the ninetieth (90) day prior to the scheduled date of the 2024 Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior the scheduled date of the 2024 Annual Meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Corporation.
Stockholders may nominate candidates for the Board by the same deadlines as stockholder proposals for business to come before the 2024 Annual Meeting. Each notice of business or nomination must set forth the information required by our Bylaws. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures in its Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 and provide reasonable evidence of such compliance, upon request. Submitting a notice does not ensure that the proposal will be raised at the 2024 Annual Meeting. We will not permit stockholder proposals or nominations that do not comply with the foregoing notice requirement to be brought before the 2024 Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our business operates under the direction of the Board, three of whom are independent. Pursuant to our Bylaws, our Board is divided into three approximately equal in size classes, with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The Governance and Nominating Committee (“Governance Committee”) and the Board have unanimously fixed the size of the Board at five directors, with one director designated as a Class I director, two directors designated as Class II directors, and two directors designated as Class III directors. The Class II director seats on the Board are up for election annual this Annual Meeting, Class III director seats are up for election at the 2024 annual stockholders’ meeting, and Class I director seats are next up for election at the 2025 annual stockholders’ meeting.
The Governance Committee and the Board have unanimously nominated and hereby recommend to the stockholders for their approval at the Annual Meeting the following director nominees for election to the Board:
Director Nominees
Name	Age	Director since	Independent	Committees
Hannah Cho	45	2021	X	Chair, Compensation and Human Resources Committee; Member of (a) Audit Committee, and (b) Governance and Nominating Committee
Lance D’Ambrosio	65	2021	X	Chair, Audit Committee; Member of (a) Compensation and Human Resources Committee, and (b) Governance and Nominating Committee
Information relating to the nominees for election as director and for each continuing director, including period of service as a director of the Company, principal occupation, skill, experience and other biographical material, is shown later in this Proxy Statement.
Ms. Cho and Mr. D’Ambrosio have consented to stand for election as Class II directors; and we have no reason to believe that either is unable or will decline to serve as a director if elected. Although the Company knows of no reason why Ms. Cho or Mr. D’Ambrosio could not serve as a director, if either is unable to serve or is unwilling to serve, the accompanying proxy will be voted for a substitute nominee. Each director nominee, if elected, will serve until the expiration of their term and until a successor is named and qualified, or until their earlier resignation, death or removal.
As provided by our Bylaws, should a director die, resign or otherwise be removed from office prior to the expiration of his or her term of office, the remaining directors may appoint an interim director to fill the resulting vacancy on the Board until a successor is duly qualified and elected by the stockholders following the expiration of the term of office.
Vote Required
Pursuant to our Bylaws, the Company uses a plurality of votes cast by the stockholders entitled to vote for the election of directors. Plurality of the votes cast means that the number of votes cast “FOR” each nominee for director must exceed the number of votes cast “AGAINST” that director nominee. Votes that are marked “WITHHOLD” will not be included in the vote tally for the election of directors and thus will have no effect on the outcome of the vote on this proposal.
Stockholder Nominees do not have authority to vote the shares held in street name for their beneficial owner clients, without their clients’ instructions, on this proposal. As a result, any uninstructed shares held in street name by Stockholder Nominees for their beneficial owner clients will not be voted at the Annual Meeting on this Proposal No. 1, as broker non-votes. Broker non-votes and abstentions and will not affect the results of the vote on this proposal.
BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 1
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS II DIRECTORS ON THE BOARD.

INFORMATION REGARDING DIRECTORS
The information set forth in the following table is current as of the date of this Proxy Statement, of the individuals who currently serve as directors on the Board.
Name of Director	Age	Director Since	Independent	Audit Committee	Compensation and Human Resources Committee	Governance and Nominating Committee
Benjamin Yi	41	2018
Jason Les	37	2017
Hubert Marleau	79	2020	✔		✔
Hannah Cho	45	2021	✔	✔		✔
Lance D’Ambrosio	65	2021	✔		✔	✔
✔	Committee Member
Committee Chair
Audit Committee financial expert
Class III Directors (Terms Expiring in 2024)
Benjamin Yi, age 41, has served as a director on the Company’s Board since 2018 and as its Chair since November 2020. Effective May 24, 2021, Mr. Yi was appointed Executive Chairman of the Board, a role in which he serves as both Board chair and as an executive officer of the Company. The Board determined to appoint Mr. Yi as Executive Chairman to better allow the Company to leverage his considerable knowledge of the Company, leadership abilities, and corporate governance, executive and capital markets experience to help the Company carry out the strategic initiatives set by the Board. Mr. Yi has previously served as a member of each of the Board’s three standing committees, however, as of May 24, 2021, upon his appointment as the Company’s Executive Chairman, Mr. Yi resigned from all of his positions on Riot’s Board committees. As Executive Chairman, Mr. Yi continues to be a director, where he plays an integral role in establishing the Board’s strategic vision for the Company and, except when the Company’s bylaws, the Nasdaq Rules, the rules and regulations of the SEC, or Nevada law require him to abstain from the meeting, serve as Board chair.
Mr. Yi brings significant corporate governance experience to Riot’s Board, having served as an independent director and committee chair of several private and public companies. Prior to joining Riot’s Board in 2018, Mr. Yi served as an Independent Director and Chair of the Corporate Governance and Remuneration Committee of PetroMaroc Corporation, plc (formerly TSX-V: PMA), a Toronto-based energy company, from December 2013 to December 2016; as a member of the Board of Managers and Audit Committee of Android Industries, LLC, a privately held Michigan-based assembler of complex modules for the automotive industry, from January 2014 to September 2016; and as an Independent Director, member, and occasional Chair of the Audit Committee of Woulfe Mining Corp. (formerly TSX-V: WOF), a Vancouver-based mining company, from October 2013 to its acquisition in September 2015.
Prior to his appointment as our Executive Chairman, Mr. Yi headed the capital markets and corporate development efforts at IOU Financial Inc. (TSX-V: IOU; OTCMKTS: IOUFF), a Montreal-based fintech-enabled lender to small businesses across North America. Previously, Mr. Yi worked directly under the late Ned Goodman, a renowned Canadian financier, investor, and founder of Dundee Corporation (TSE: DC.A; OCTMKTS: DDEJF), a Toronto-based conglomerated primarily focused on the natural resources sectors. At Dundee Corporation, he worked in a corporate development and investment capacity, investing throughout the capital structure of companies involved in the natural resource extraction, energy technology, real estate, and automotive sectors. Prior to Dundee Corporation, Mr. Yi was a securities analyst at the predecessor to 1832 Asset Management L.P., where he covered energy and special situations investments as part of a team managing one of North America’s largest natural resources-focused investment funds. Mr. Yi holds a Master of Finance degree from the University of Toronto Rotman School of Management and a Bachelor of Commerce degree from Trinity College in University of Toronto.
Expertise: Mr. Yi brings almost two decades of unique capital markets experience to the Company, and a particular expertise in fintech, specialty finance, and investing throughout a company’s capital structure. Mr. Yi leverages his expertise in capital markets and corporate development as a Board member to help shape Board discussions and strategic policymaking decisions as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests. In addition, his service on other private and public company boards brings valuable experience to our Board.
Jason Les, age 37, has served as a director on the Company’s Board since November 2017 and, effective February 8, 2021, was appointed to serve as the Company’s Chief Executive Officer. Prior to his appointment as our Chief Executive Officer, Mr. Les served as a member of the Board, where he served on each of the Board’s three standing committees and as chair of the Compensation Committee.
Mr. Les is the driving force behind the Company’s mission to become one of the most relevant and significant companies supporting the Bitcoin network. He has been deeply involved with Bitcoin since 2013, with significant experience in cryptocurrency mining, as an engineer studying protocol development, and contributing to open-source projects. He was also a founding partner of Binary Digital, a software-development company where he led the engineering team and coordinated project development for artificial intelligence, reverse engineering, and inter-software compatibility projects. Additionally, his background includes over a decade of unique experience as a former professional heads-up poker player, during which he has successfully competed in high-stakes games online, in addition to the most prestigious, high-stakes tournaments in the world. In 2015 and 2017, he was selected as a human benchmark for testing the world’s best poker artificial intelligence in what was dubbed “Man vs Machine” at Carnegie Mellon University. Mr. Les holds a Bachelor of Science in Information & Computer Science degree from U.C. Irvine.
Expertise: Mr. Les possesses extensive knowledge of the Company, gained through his service as its Chief Executive Officer and, before that, as a director on the Board, and because he has been an active participant in the cryptocurrency industry since 2013. Mr. Les brings technical expertise regarding Bitcoin mining and protocol development, as well as his astute understanding of the overall Bitcoin industry and his commitment to educating the public about Bitcoin and Bitcoin mining, to Board discussions and strategic policymaking decisions that help the Board establish, oversee and improve Company policies designed to drive growth of the Company and protect stockholder interests.
Nominees for Class II Directors (Terms Expiring in 2026)
Hannah Cho, age 45, has served as a director on the Company’s Board, and as a member of each of its three standing committees, since February 2021. Ms. Cho currently serves as chair of the Compensation Committee. The Board has affirmatively determined that Ms. Cho meets the director independence standards of the Nasdaq Rules and the SEC, including the enhanced standards required for members of the Audit Committee and the Compensation Committee.
Ms. Cho is a veteran marketing and communications professional with a career of over fifteen years in the enterprise technology industry. She brings significant executive leadership experience in the enterprise technology brand marketing, product and corporate communications fields, which she gained at leading technology companies including Anaplan, CA Technologies, Intel Corporation, and Cisco Systems. She has leveraged her experience to assist global, multinational organizations across all stages of the business life-cycle, from growth and expansion, to rebranding efforts, to M&A, IPO and divestiture.
Currently, Ms. Cho is Vice President, Marketing Communications at BMC Software, a portfolio company of KKR which offers software and services to support cloud computing, IT service management, automation, IT operations, and the mainframe for digital transformation. Prior to BMC Software, she was Senior Vice President, Technology Communications at Edelman, a Chicago-based global public relations and marketing consultancy firm. She holds a BA Honours in Criminology degree from Carleton University.
Expertise: Ms. Cho brings extensive experience in the enterprise technology industry, and significant knowledge and expertise in the marketing and communications aspects of the enterprise technology space to establish policies and strategies assisting the Company in navigating its public discourse regarding the Bitcoin mining industry. Ms. Cho leverages her executive leadership experience, as well as her marketing and communications expertise in the enterprise technology space during Board discussions and strategic policymaking decisions to assist the Board as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.
Lance D’Ambrosio, 65, has served as a director on the Company’s Board, including as a member of each of its three standing committees, since May 2021. Mr. D’Ambrosio currently serves as the chair of the Audit Committee.

The Board has affirmatively determined that Mr. D’Ambrosio meets the director independence standards of the Nasdaq Rules and the SEC, including the enhanced standards required for members of the Audit Committee and the Compensation Committee. Further, based on his experience and financial expertise described below, the Board has determined that Mr. D’Ambrosio qualifies as an “audit committee financial expert” (as that term is defined in Item 407(d) of Regulation S-K) and has designated him as one of two audit committee financial experts presently serving on the Audit Committee.
Mr. D’Ambrosio has over thirty years’ experience as a corporate officer and director, including in corporate governance, capital raising, financial analysis, mergers and acquisitions, and complex international structuring. Mr. D’Ambrosio currently serves as the Managing Partner of 4 D Investments, a company which focuses on technology and real estate investments. Prior to 4 D Investments, Mr. D’Ambrosio served as the chief executive officer and chairman of the board of directors of Crystal Peak Minerals, a Canadian public company focused on precious metals mining, from 2010 to 2018.
As a corporate executive, Mr. D’Ambrosio has founded and grown numerous companies spanning several industries including the telecommunications, materials, and automotive sectors. Over the course of his career, he has led capital raising efforts totaling hundreds of millions of dollars, executed on over thirty corporate acquisitions, successfully taken a number of companies public on both U.S. and international exchanges, and successfully sold several businesses to larger market participants, including Sprint Telecommunications and Comsat International, a subsidiary of Lockheed Martin.
He also has significant experience as an entrepreneur, having founded several companies spanning a broad spectrum of industries, including the telecommunications, materials, and automotive sectors. Mr. D’Ambrosio has been recognized as a recipient of the Ernst & Young and Merrill Lynch Entrepreneur of the Year Award in the category of e-Software & Services and holds Bachelor of Science in Marketing and Bachelor of Science in Management degrees from the University of Utah, where he graduated in 1979 as a member of the Dean’s Honor List.
Expertise: Mr. D’Ambrosio brings his extensive experience as a corporate executive, entrepreneur, and director to our Board. He is able to leverage his substantial corporate governance and finance experience during Board discussions and strategic policymaking decisions to help the Board establish, oversee and improve Company policies designed to drive growth of the Company and protect stockholder interests.
Class I Director (Term Expiring in 2025)
Hubert Marleau, age 79, has served on our Board since November 2020 and currently serves as the Board’s Lead Independent Director and Chair of the Board’s Governance Committee. As the Board’s Lead Independent Director, Mr. Marleau chairs those Board meetings from which our Executive Chairman, Mr. Benjamin Yi, is required to abstain from the meeting under the Company’s bylaws, the applicable rules and regulations of the Nasdaq Rules, the rules and regulations of the SEC, or Nevada law, as applicable. The Board has affirmatively determined that Mr. Marleau meets the director independence standards of the Nasdaq Rules and the SEC, including the enhanced standards required for members of the Audit Committee and the Compensation Committee. Further, based on his experience and financial expertise described below, the Board has determined that Mr. Marleau qualifies as an “audit committee financial expert” (as that term is defined in Item 407(d) of Regulation S-K) and has designated him as one of two audit committee financial experts presently serving on the Audit Committee.
Mr. Marleau is a veteran capital markets professional, corporate director, and Chair of the Marleau Lecture Series on Economic and Monetary Policy at the University of Ottawa. Mr. Marleau’s broad areas of expertise include macroeconomic policy & analysis, corporate governance, financial analysis, and investment banking, having served on the board of directors for more than fifty U.S. and Canadian publicly traded companies throughout his career.
Presently, Mr. Marleau serves as a member of the board of directors of Niocan, Inc. (TSX-V: NIO; OCTMKTS: NIOCF), a Montreal, Canada-based metals and minerals mining company, and of Premier Health of America Inc. (TSX-V: PHA), a Blainville, Québec-based specialized healthcare staffing and outsourcing services company, where he serves as president of its audit committee.
Mr. Marleau also has extensive capital markets experience, having raised funds privately and publicly for hundreds of emerging and mature companies, structured numerous mergers and acquisitions, and acted as the driving force behind numerous transactions throughout his career. Currently, he serves as Chief Economist at Palos Management, a Montreal, Canada-based boutique investment management firm he co-founded. In addition to a career in the capital markets that has spanned over five decades, Mr. Marleau has previously served as a Governor of the Toronto,

Montreal and Vancouver stock exchanges, as a Director of the Listing Committee for the Toronto Stock Exchange, and as Director of the Investment Dealers Association of Canada (now known as IIROC). Mr. Marleau holds an Honours Bachelor of Social Sciences in Economics degree from the University of Ottawa.
Expertise: Mr. Marleau has extensive corporate governance and public company board experience, and he brings over five decades of dedicated financial markets and economics experience to the Board. He brings his extensive experience and expertise to Board discussions and policymaking decisions, helping to assist the Board shape its strategic vision for the Company and as it seeks to continue to establish, oversee and improve Company policies designed to drive the growth of the Company and protect stockholder interests.
Familial Relationships and Adverse Proceedings
There are no familial relationships between any of the director nominees and our directors or our executive officers, or between any of our directors and our executive officers, nor are any of our directors, director nominees or executive officers party to any legal proceedings adverse to us.
Board Experience and Diversity
Our Board values experience and diversity in selecting nominees to serve on our Board. Our Governance Committee considers our Board membership criteria when selecting a pool of nominees, including diversity of viewpoints, background, experience and personal characteristics, including age, gender and racial and ethnic minority status. However, nomination of a candidate is not based solely on these factors.
In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender, racial and other characteristics as voluntarily confirmed to us by each of our directors. The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our directors bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our directors’ qualifications and is not a complete list of each director nominees’ strengths or contributions to the Board. Additional details on each director nominee’s experiences, qualifications, skills, and attributes are set forth in their biographies above.
Director Skills and Demographic Matrix as of May 1, 2023
Skills and Experience	Yi	Les	Marleau	Cho	D'Ambrosio
Industry and Technology	X	X		X
Executive Leadership	X	X	X	X	X
Growth and Emerging Technologies	X	X		X
Global Business	X		X	X	X
Financial and Accounting	X		X	X	X
Service, Operations and Manufacturing					X
Strategy and Innovation	X	X	X	X	X
Communication and Marketing				X
Cryptocurrency	X	X			X
Corporate Governance	X	X	X		X
Demographics
Age	41	37	79	45	65
Gender Identity	M	M	M	F	M
Asian	X			X
White		X	X		X

CORPORATE GOVERNANCE
Corporate Governance Guidelines, Code of Ethics and Business Conduct, and Committee Charters
Our Corporate Governance Guidelines, together with our Board committee charters, provide the framework for the corporate governance of the Company. This promotes the interests of our stockholders and strengthens our Board and management accountability. Below is a summary of our Corporate Governance Guidelines and Board Committee Charters.
Our Code of Ethics and Business Conduct (the “Code of Ethics”) applies to our employees, directors, officers, contractors, consultants, and persons performing similar functions (“Covered Persons”). This includes our Principal Executive Officer and our Principal Financial Officer. We require that they avoid conflicts of interest, comply with applicable laws, protect our assets, and conduct business in an ethical and responsible manner and in accordance with the Code of Ethics. The Code of Ethics prohibits employees from taking unfair advantage of our business partners, competitors, and employees through manipulation, concealment, misuse of confidential or privileged information, misrepresentation of material facts, or any other practice of unfair dealing or improper use of information. The Code of Ethics requires employees to comply with all applicable laws, rules, and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, anti-corruption and anti-bribery, and trade sanctions.
If we make substantive amendments to the Code of Ethics, or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our named executive officers, directors, financial professionals, and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report filed with the SEC on Form 8-K.
We provide our Corporate Governance Guidelines, as well as the charters of each of our Board committees and our Code of Ethics on our website at https://www.riotplatforms.com/investors/corporate-governance. Information contained on or accessible via our website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.
Board’s Role in Corporate Governance Matters
The Board oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders. Our Board has been focused on, and committed to, responsible and effective corporate governance. Our Board members conduct candid and constructive discussions and deliberations among themselves and with management and outside advisors regarding the strategic vision of the Company and in fulfilment of their oversight role with respect to the Company’s executive officers.
Further, our Board operates with a robust committee structure consisting of the Board’s three standing committees, Audit, Compensation and Human Resources, and Governance and Nominating, each of which fulfill various aspects of the Board’s overall oversight and strategic roles. Each committee elects a chair from among its members to oversee and set the agendas for the committee’s meetings. As part of the Board’s role in overseeing the governance and structure of our business, the Board oversees the Company’s executive officers, including overseeing the partitioning of the various executive officers’ roles and responsibilities within the Company.
Our Board has adopted Corporate Governance Guidelines based on the best practices in our industry and the Board continues to review and adapt them over time. Our Governance Committee is responsible for overseeing our Corporate Governance Guidelines, reporting and making recommendations to our Board concerning corporate governance matters. Our Board regularly reviews our Corporate Governance Guidelines and updates them periodically in response to changing regulatory requirements and evolving governance practices. Our Corporate Governance Guidelines, Articles of Incorporation and Bylaws address various governance matters including, but not limited to, the following:
•	Rules regarding the role and responsibilities of the Board and of each individual director, including director compensation, orientation, and continuing education standards;
•
Rules regarding Board composition, including selecting the Chair of the Board and establishing the Board’s committees and their membership, as well as establishing and overseeing membership criteria and director independence;

•	Rules regarding the submission of director nominees for election by our stockholders;

•	Rules regarding the voting standard for the election of directors;
•	Rules regarding Board meetings, including the calling of meetings and establishing their schedules and agenda;
•	Rules regarding the conduct of executive sessions of independent directors and the situations requiring such executive sessions to be held;
•	Rules regarding the Board’s access to management;
•	Establishing the procedures for management succession planning;
•	Named executive officer performance evaluation and compensation;
•	Rules establishing and overseeing stock ownership guidelines for directors, executive officers and employees;
•
Rules regarding restrictions on transactions in our securities by our directors, executive officers, and other persons in possession of material non-public information, including restrictions on hedging and pledging transactions, as well as on transactions involving margin accounts; and

•	Board and committee self-evaluations to assess the effectiveness of the Board and its committees at fulfilling their various mandates.
A copy of our Corporate Governance Guidelines is available online at https://www.riotplatforms.com/investors/corporate-governance.
Board Orientation and Continuing Education
Each member of our Board is required to participate in board orientation programs which are designed to familiarize new Board members with the Company’s business, strategies, and policies which provides new Board members assistance in developing Company and industry knowledge to optimize their service on the Board. The Governance Committee and management are responsible for maintaining the director orientation programs as well as director continuing education programs. The Board continuing education programs assist in maintaining and enhancing skills necessary to perform Board responsibilities. Continuing education programs may include internally developed programs, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs.
Board Leadership Structure
Our Bylaws provide that the Board is responsible for setting the size of the Board and for nominating individuals to stand for election to the Board by our stockholders. The Board has set the number of directors at five and is currently comprised of three non-employee independent directors and two executive directors who serve as part of our executive management team.
Our Bylaws also provide for a classified board, comprised of three approximately equal-in-size classes of directors (Class I, Class II, and Class III), with one of the three classes of directors standing for election at each annual general meeting of stockholders. At this time, the Board believes that the classified board structure is in the best interest of the Company. The classified board structure and corresponding terms will ensure that at any given time the majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of the Board, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it will require a longer period to change majority control of the Board. A classified board remains accountable to the Company’s stockholders as directors continue to have a fiduciary responsibility to the stockholders.
Director Independence
Our common stock is listed on Nasdaq. Under the Nasdaq Rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Our Bylaws further provide that the Board may establish committees from time to time as it deems necessary or expedient, and that at least three directors serving on the Board must be “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules and regulations.
The definition of “independent director” included in the Nasdaq Rules includes a series of objective tests, such as whether the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Nasdaq Rules and the applicable SEC rules. Even though the Governance Committee and the Board have determined that each of the nominated directors are “independent” according to the objective tests included in the Nasdaq Rules, the Board, as required by the Nasdaq Rules, has also made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and therefore meets the standards of independence required of “independent” directors under the Nasdaq Rules.
Currently, the Board has established three standing committees, the Audit Committee, the Governance Committee, and the Compensation Committee.
Upon the recommendation of the Governance Committee, our Board undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that each of our three (3) non-employee directors, Hannah Cho, Lance D’Ambrosio, and Hubert Marleau, representing a majority of our current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq Rules and the applicable SEC rules.
Additionally, the Board has affirmatively determined that each of the three members of its three standing committees, Ms. Hannah Cho, Mr. Hubert Marleau, and Mr. Lance D’Ambrosio, are each deemed “independent” (as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq Rules, including the additional Audit Committee member and Compensation Committee member independence standards set forth in the Nasdaq continued listing standards).
Board Leadership
Our Board recognizes that it is important to determine an optimal board leadership structure to ensure independent oversight of management as we continue to grow. Accordingly, we separate the roles of Chief Executive Officer and Executive Chairman of our Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Executive Chairman provides guidance to the Chief Executive Officer and presides over meetings of our full Board.
Our Lead Independent Director fills the Executive Chairman’s role under the circumstances outlined herein. Our Lead Independent Director is responsible for overseeing the conduct of meetings where our Bylaws, Nasdaq Rules, applicable SEC rules and regulations, or Nevada law require our Executive Chairman to be absent. During such meetings, our Lead Independent Director has broad authority and oversight over the affairs of the Board. The Board believes its actions in adapting its leadership structure in response to the changes in its leadership and the challenges faced by the Company are evidence of its proactive commitment to strong corporate governance and appropriate independent director oversight of management. We believe this separation of responsibilities provides a balanced approach to overseeing us and managing our Board.
Our Board’s leadership is currently comprised of our Executive Chairman, Benjamin Yi, and a Lead Independent Director, Hubert Marleau. Following the appointment of Benjamin Yi as our Executive Chairman in May 2021, the Board appointed Hubert Marleau to serve as the Lead Independent Director, having considered his strong leadership, independent presence and financial and business expertise on the Board. Mr. Marleau, together with Mr. Yi and our Chief Executive Officer, Jason Les (who also serves as an executive director on our Board), comprise our senior Board leadership, which the Board believes is appropriate to provide the most effective leadership structure for the Company, which operates in a highly competitive and rapidly changing technology industry.
The Executive Chairman oversees and sets the agendas for the meetings of the Board, and the Lead Independent Director fills the Executive Chairman’s role under the circumstances outlined below. As Lead Independent Director for the Board, Mr. Marleau is responsible for overseeing the conduct of meetings where our Bylaws, Nasdaq Rules, applicable SEC rules and regulations, or Nevada law require our Executive Chairman, Mr. Yi, to be absent. During such meetings, Mr. Marleau has broad authority and oversight over the affairs of the Board. The Board believes its actions in adapting its leadership structure in response to the changes in its leadership and the challenges faced by the Company are evidence of its proactive commitment to strong corporate governance and appropriate independent director oversight of management.
Board’s Role in Risk Oversight
Our Board plays an active role, as a whole and also at the committee level, in risk oversight of the Company. The Board does not have a formal risk management committee, but rather administers this oversight function through its three standing committees, the Audit Committee, the Governance Committee, and the Compensation Committee. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks.
Our Board believes the following are certain key factors providing it appropriate opportunities for oversight, discussion and evaluation of Riot’s decisions and direction: (i) director independence, experience and knowledge; (ii) the ability of independent directors to participate in the agenda-setting process for our Board and committee meetings; (iii) the conduct of regularly scheduled executive sessions of independent directors; and (iv) our directors’ access to management.
The Board’s three standing committees play a key role in fulfilling the Board’s risk oversight function. Below is a brief description of the roles and activities of the Board’s standing committees in fulfilling this function. A more complete description of each of the committees can be found beginning on page 18 below.
The Audit Committee periodically reviews overall enterprise risk management, in addition to maintaining responsibility for oversight of financial reporting-related risks, including those related to the Company’s accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of the Company’s Code of Ethics and Business Conduct.
The Governance and Nominating Committee oversees corporate governance risks and oversees and advises the Board with respect to the Company’s policies and practices regarding significant issues of corporate responsibility.
The Compensation and Human Resources Committee oversees the Company’s compensation practices, including establishing and overseeing performance-oriented incentives to attract and retain highly qualified personnel for positions of substantial responsibility with the Company, evaluating and making recommendations to the Board with respect to incentive-compensation plans and equity-based plans, evaluating risks associated with the Company’s compensation policies and programs, and evaluating the adequacy of its current executive compensation and benefit plan, policies and programs. The Committee also oversees the Company’s personnel development and training, its human resources practices, including oversight of its management succession planning, and the maintenance of the Company’s corporate culture.
Director Attendance at Board, Committee, and Other Meetings
Our Board and its three standing committees meet throughout the year on a set schedule and also hold special meetings and may act by written consent from time to time as appropriate. Directors are expected to attend regular Board meetings and meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. In 2022, the Board held 28 regular meetings and took additional actions by unanimous written consent, as permitted by our Bylaws and Nevada law. Each director attended 100% of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office. All directors then-serving attended last year’s annual general meeting of stockholders, and, to the Company’s knowledge, all our current directors will attend this year’s Annual Meeting.
In addition to formal meetings of the Board and its three standing committees, directors meet and confer on an informal basis throughout the year. While no formal business is decided at these informal meetings, the Board believes participating in them better enables its members to carry out the Board’s oversight functions and to more rapidly respond to emerging opportunities and challenges facing the Company as they arise.
The Board also holds executive sessions of its members qualified as “independent directors” within the meaning of the Nasdaq Rules and applicable SEC rules and regulations in connection with regularly scheduled Board meetings and at such other times as they deem appropriate. Executive sessions of independent directors are provided for in the agenda for each regularly scheduled Board meeting. Each of the independent directors attended 100% of the regular and special executive sessions that were held during his or her term of office.

An important part of the executive sessions of independent directors of our Board and its three standing committees is the discussion of results from the annual self-evaluations undertaken by our Board and its standing committees, the design of which is for continuous improvement in performance and effectiveness. Our Governance Committee facilitates our Board’s annual self-evaluation.
Communications With the Board
Should stockholders wish to communicate with the Board, correspondence may be sent to the Board of Directors at: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109, Attention: Board of Directors, and specifically request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to all Board members if material, in the judgment of the Chief Executive Officer, to matters on the Board’s agenda.

COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has three standing committees: (i) the Audit Committee, (ii) the Governance Committee, and (iii) the Compensation Committee. Each of these three standing committees is comprised solely of and chaired by non-employee independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Nasdaq Rules and applicable SEC regulations. Each of the committees operates pursuant to its charter. The committees regularly report their activities and actions to our full Board, generally at the next Board meeting following a committee meeting. The committee charters are reviewed annually by the Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charter of each of our Audit Committee, Governance Committee, and Compensation Committee complies with applicable Nasdaq Rules, SEC regulations and provisions of Nevada corporate law.
Copies of each of the charters for the three standing committees are available at https://www.riotplatforms.com/ investors/corporate-governance, by following the link for each of the Audit Committee, the Governance Committee, and the Compensation Committee, and are also available to stockholders free of charge upon written request to our Corporate Secretary at Riot Platforms, Inc., Attention: Corporate Secretary, 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109. The principal functions of each of the three standing committees are summarized below.
Audit Committee
The Company’s Audit Committee currently consists of the following three independent directors: Lance D’Ambrosio, Hubert Marleau and Hannah Cho, with Mr. D’Ambrosio serving as the Audit Committee’s Chair. Our Audit Committee oversees our independent registered public accounting firm and accounting and internal control matters. Our Audit Committee also assists our Board in fulfilling its responsibilities to oversee, among other things, oversight over: the integrity of our financial statements; our compliance with relevant legal and regulatory requirements; our internal controls over financial reporting; the qualifications and independence of our independent registered public accounting firm; and the performance of our internal audit function and the audit function of our independent registered public accounting firm.
In addition to these key oversight functions, our Audit Committee is responsible for, among other matters, the following:
•	Directly appointing, compensating, retaining, terminating and overseeing the work of our independent registered public accounting firm;
•
Pre-approving and adopting appropriate procedures to pre-approve, all audit services, internal control-related services and non-audit services to be provided by our independent registered public accounting firm;

•
Reviewing and discussing with our independent registered public accounting firm and our management (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) the effect of regulatory and accounting initiatives or actions applicable to us, as well as off-balance sheet structures, on our financial statements, and (iii) any major issues concerning the adequacy of our internal controls and any special steps adopted in light of any material control deficiencies;

•	Discussing guidelines and policies governing the process by which our management assesses and manages major risk exposures;
•	Reviewing and discussing our earnings press releases with management and our independent registered public accounting firm; and
•
Reviewing and discussing with our independent registered public accounting firm and our management quarterly and year-end operating results, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q, and recommending to our Board the inclusion of our annual financial statements in our Annual Reports on Form 10-K.

A more detailed description of our Audit Committee’s purposes and responsibilities is contained in its charter, which is available online at https://www.riotplatforms.com/investors/corporate-governance.
The Board has affirmatively determined in its business judgment that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules, the Sarbanes-Oxley Act of 2002, and the Nasdaq Rules. The Board has determined, in its business judgment, that Mr. D’Ambrosio of the Audit Committee meets the qualifications of an “audit committee financial expert,” as that term is defined under the SEC rules, and that all three members of the Audit Committee are independent of Riot.
The Audit Committee held twelve (12) meetings (including by written consent) during the fiscal year ended December 31, 2022, and two (2) meetings (including by written consent) to date in the fiscal year ending December 31, 2023, including meeting regularly with the Company’s Auditor, both privately and with representatives of the Company’s management present.
Compensation and Human Resources Committee
The Company’s Compensation Committee currently consists of the following three independent directors, each of whom the Board has determined meet the director independence requirements of the Nasdaq Rules and applicable SEC regulations for service on a public company’s compensation committee: Hannah Cho, Lance D’Ambrosio and Hubert Marleau, with Ms. Cho serving as the committee’s Chair. The Compensation Committee, among other things, is responsible for:
•	Reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the Chief Executive Officer;
•	Overseeing and administering the Company’s executive compensation plans, including equity-based awards;
•	Negotiating and overseeing employment agreements with officers and directors;
•	Overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives;
•	Establishing and overseeing performance-based incentive programs to attract and retain personnel for positions of substantial responsibility with the Company;
•	Overseeing the Company’s personnel development and training programs, its human resources practices, including oversight of management succession planning; and
•	Overseeing maintenance of the Company’s corporate culture.
A more detailed description of our Compensation Committee’s purposes and responsibilities is contained within its charter, which is available online at https://www.riotplatforms.com/investors/corporate-governance.
When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience, and the competitive marketplace. The Compensation Committee may also invite the senior executives and other members of management to participate in their deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Executive Chairman and Chief Executive Officer may not be present for the deliberation of or the voting with respect to his or her compensation. The Executive Chairman and Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other person, including other executive officers, if any.
The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. Previously, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) in connection with the preparation of the Riot Platforms, Inc. 2019 Equity Plan, which was ratified and approved by the stockholders at the 2019 Annual General Meeting, the First Amendment to the Riot Blockchain, Inc. 2019 Equity Plan, which was ratified and approved by the stockholders at the 2020 Annual General Meeting, and the Second Amendment to the Riot Blockchain, Inc. 2019 Equity Plan, which was ratified and approved by stockholders at the 2021 Annual General Meeting, and the Third Amendment to the Riot Blockchain, Inc. 2019 Equity Plan, which was ratified and approved by stockholders at the 2022 Annual General Meeting. The Compensation Committee has now retained Compensia Inc. (“Compensia”) as its new compensation advisor in fiscal year 2023 with respect to the Compensation Committee’s evaluation of the Company’s compensation practices, including its equity incentive compensation planning. The Compensation Committee has instructed Compensia to provide comparative information regarding companies of similar size and in related industries as Riot and to analyze the Company’s historical and current compensation to assist the Compensation Committee with its evaluation of the Company’s compensation practices and future needs. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to Compensation Committee members under the Nasdaq Rules and the applicable SEC rules.
The Compensation Committee held thirteen (13) meetings (including by written consent) during the fiscal year ended December 31, 2022, and two (2) meetings (including by written consent) to date in the fiscal year ending December 31, 2023.
Governance and Nominating Committee
The Company’s Governance Committee currently consists of the following independent directors, each of whom the Board has determined meet the director independence requirements of the Nasdaq Rules and applicable SEC regulations for service on a public company’s governance and nominating committee: Hubert Marleau, Lance D’Ambrosio, and Hannah Cho. Mr. Marleau serves as Chair of the Governance Committee. The Governance Committee, among other things, is responsible for:
•	Reviewing and assessing the development of the executive officers, and considering and making recommendations to the Board regarding promotion and succession issues;
•	Evaluating and reporting to the Board on the performance and effectiveness of the directors, committees, and the Board as a whole;
•	Working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience, including diversity considerations, for the full Board and each committee;
•	Annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;
•	Reviewing, evaluating, and recommending changes to the Company’s Corporate Governance Guidelines and committee charters;
•	Recommending to the Board individuals to be elected to fill vacancies and newly created directorships;
•	Overseeing the Company’s compliance program, including the Code of Ethics and Business Conduct; and
•
Overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

A more detailed description of our Governance Committee’s purposes and responsibilities is contained within its charter, which is available at our website at: https://www.riotplatforms.com/investors/corporategovernance.
The Board has affirmatively determined that each member of the Governance Committee meets the independence criteria applicable to governance and nominating committee members under the Nasdaq Rules and applicable SEC rules.
The Governance Committee held two (2) meetings (including by written consent) during the fiscal year ended December 31, 2022, and one (1) meeting (including by written consent) to date in the fiscal year ending December 31, 2023.
Consideration of Director Nominees
As specified in our Corporate Governance Guidelines, we seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria reflected in the Corporate Governance Guidelines. The Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.
The Governance Committee will consider director candidates properly recommended by stockholders by providing notices of stockholder proposals in compliance with our Bylaws and applicable law. The Governance Committee’s process for considering such stockholder recommendations is no different than its process for screening and evaluating candidates suggested by directors, our management, or third parties.
Code of Ethics and Business Conduct
All Riot employees, officers and directors are required to abide by our Code of Ethics and Business Conduct (the “Code of Conduct”) to help ensure that we consistently conduct our business in an ethical and legal manner. Our Code of Conduct is an important component of our compliance program that includes compliance with all laws and corporate policies and procedures, and financial integrity that contributes to good business conduct and our belief that we should conduct all business dealings in an honest and ethical manner.
Our Governance Committee assists our Board in fulfilling its oversight responsibility as to our compliance with the Code of Conduct by reviewing and taking action regarding compliance processes, and standards and controls.

DIRECTOR COMPENSATION
It is the Board’s practice to maintain a fair and straightforward non-employee director compensation program that is also designed to be competitive with director compensation programs of the Company’s peers. The Compensation Committee periodically reviews the type and form of compensation paid to our non-employee directors in consultation with independent compensation consultants the Committee engages from time to time and recommends, for approval by the Board, the amount and form of director compensation. In recommending changes to the Company’s director compensation package, the Compensation Committee reviews market data provided by independent compensation consultants and considers whether any changes in director compensation are required to enable the Company to retain talented Board members, who, as members of the Board, are responsible for setting the Company’s strategic vision, overseeing its growth and development, and in alignment with its stockholders’ interests.
Board members who are also our employees receive no compensation for their service as Board members. Our directors who also served as executive officers, Messrs. Yi and Les, did not receive additional compensation for their services as directors for the year ended December 31, 2022.
Director Stock Ownership Guidelines
We believe stock ownership by our non-employee directors aligns their interests with the interests of our stockholders. Accordingly, our Board has established Stock Ownership Guidelines (the “Guidelines”) for our non-employee directors who receive equity grants as part of their compensation for serving as such. Such guidelines are expressed as a multiple of each director’s annual cash retainer. It is anticipated that each director should be able to achieve these Guidelines within five (5) years of the effective date of the Guidelines, January 10, 2022, or if newly appointed to the Board, within five (5) years of joining the Board.
Equity Compensation
On September 27, 2022, the Company converted all unvested shares of restricted stock units (“RSUs”) into an equal number of restricted shares of Riot common stock (“RSAs”). Generally, on the date of each annual general meeting of stockholders, each of our non-employee directors is granted RSAs, subject to any interim adjustments authorized by the Compensation Committee and approved by the Board. The RSAs granted to non-employee directors vest in quarterly installments beginning on the first quarter following the date of grant (on the same day of the month as the date of grant) subject to continued service through each vesting date. Directors who are appointed mid-year receive a pro-rated RSA grant based on the number of months between their appointment date and the date of our next annual general meeting of stockholders.

Director Compensation Table
The compensation paid or awarded for 2022, denominated in U.S. Dollars, to our directors, as of December 31, 2022 is set forth in the table below.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Benjamin Yi(2)	—	—	—	—
Jason Les(3)	—	—	—	—
Hubert Marleau(4)	100,000	1,012,267	—	1,112,267
Hannah Cho(5)	100,000	1,012,267	—	1,112,267
Lance D’Ambrosio(6)	100,000	1,012,267	—	1,112,267
(1)
The “Stock Awards” column reflects the aggregate grant date fair value for RSAs granted during the fiscal year ended December 31, 2022, computed in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our 2022 Annual Report on Form 10-K for details as to the assumptions used to determine the grant date fair value of the restricted stock awards. The aggregate number of stock awards outstanding at fiscal year ended December 31, 2022 is 13,808,925, including 12,774,724 unvested shares, as reported in our 2022 Annual Report on Form 10-K.

(2)	Mr. Yi currently serves as our Executive Chairman, making him an executive officer of the Company. He received no additional compensation for his services as a director of the Board in 2022.
(3)	On February 8, 2021, Mr. Les was appointed as our Chief Executive Officer and received no additional compensation for his services as a director on the Board for 2022.
(4)
Mr. Marleau currently serves as an independent director on our Board and as Chair of its Governance Committee. Stock awards includes 12,500 shares of RSUs granted at a fair value of $20.09, as of January 10, 2022, and 111,441 shares of RSAs granted at a fair value of $6.83, as of September 27, 2022 issued under the Company’s 2019 Equity Plan pursuant to equity award agreements between Mr. Marleau and the Company as compensation for Mr. Marleau’s service as a director for the fiscal year ending December 31, 2023. Pursuant to the equity award agreement, such grants were eligible to vest in four quarterly installments convertible into shares of our common stock, on a one-for-one basis and such RSAs are eligible to vest, if at all, in four equal quarterly tranches after the grant date.

(5)
Ms. Cho currently serves as an independent director on our Board and as Chair of its Compensation Committee. Stock awards includes 12,500 RSUs granted at a fair value of $20.09, as of January 10, 2022, and 111,441 shares of RSAs granted at a fair value of $6.83, as of September 27, 2022 issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Ms. Cho and the Company as compensation for Ms. Cho’s service as a director for the fiscal year ending December 31, 2023. Pursuant to the equity award agreement, these grants were eligible to vest in four quarterly installments convertible into shares of our common stock, on a one-for-one basis and such RSAs are eligible to vest, if at all, in four equal quarterly tranches after the grant date.

(6)
Mr. D’Ambrosio currently serves as an independent director on our Board and as Chair of its Audit Committee. Stock awards includes 12,500 RSUs granted at a fair value of $20.09, as of January 10, 2022, and 111,441 shares of RSAs granted at a fair value of $6.83, as of September 27, 2022 issued under the Company’s 2019 Equity Plan pursuant to an equity award agreement between Mr. D’Ambrosio and the Company, as amended, as compensation for Mr. D’Ambrosio’s service as a director for the fiscal year ending December 31, 2023. Pursuant to the equity award agreement, these grants were eligible to vest in four quarterly installments convertible into shares of our common stock, on a one-for-one basis and such RSAs are eligible to vest, if at all, in four equal quarterly tranches after the grant date.

PROPOSAL NO. 2

RATIFICATION OF AUDITOR APPOINTMENT
We are asking our stockholders to ratify the appointment by our Audit Committee of Marcum LLP, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although our Bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, the Audit Committee is submitting the selection of Marcum LLP to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders vote against the ratification of Marcum LLP, the Audit Committee will consider this in its selection of auditors for the following year. Even if our stockholders ratify the appointment, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the interest of our Company and our stockholders.
The Audit Committee has retained Marcum LLP as the Company’s independent registered public accounting firm, to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2023, to be included on the Company’s annual report on Form 10-K for the same period. The Audit Committee previously retained Marcum LLP to serve as the Company’s independent public accounting firm and to perform such audit services for the fiscal years ended December 31, 2018, 2019, 2020, 2021 and 2022. A representative of Marcum LLP is expected to be present virtually at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. During our two most recent fiscal years through December 31, 2022, and the subsequent interim period through May 1, 2023, neither the Company nor anyone on the Company’s behalf consulted Marcum LLP regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
Audit Fees
The Company’s Audit Committee current policy requires the Audit Committee’s review and pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. These services requiring pre-approval by the Audit Committee may include audit services, audit related services, tax services and other services. All the services performed by the independent registered public accounting firm were approved by the Audit Committee and prior to performance. The Audit Committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors’ independence.
Aggregate fees billed or expected to be billed for professional services for the years ended December 31, 2022 and 2021 in the following categories and amounts were:
	2022	2021
Audit Fees(1)	$1,438,678	$831,025
Audit-Related Fees	—	—
Tax Fees(2)	$33,748	$55,220
All Other Fees	—	—
Total Fees	$1,472,426	$886,245
(1)
Audit fees relate to the financial statement audits, the quarterly reviews and related matters. Audit fees include services rendered by Marcum LLP, our independent registered public accounting firm, for the 2022 and 2021 audits, reviews of the interim condensed consolidated financial statements included in the Company’s Form 10-Qs during the first three quarters of 2022 and 2021, and the review of our registration statements by Marcum LLP, in 2022 and 2021, including the issuance of comfort letters.

(2)	Tax Fees include fees for services rendered for tax compliance and related matters. There were no Tax Fees incurred with or services provided by our auditor, Marcum LLP in 2022 or 2021.
Marcum LLP, as our independent registered public accounting firm (through its full-time employees) performed all work regarding the audit of our financial statements for the most recently completed fiscal year.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
All of the services performed in the years ended December 31, 2022 and December 31, 2021 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permissible non-audit services to be provided to us by our independent registered public accounting firm. Our Audit Committee pre-approves these services by category and service. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining our independent registered public accounting firm’s independence.

REPORT OF THE AUDIT COMMITTEE
The following Report of our Audit Committee (this “Report”) does not constitute soliciting material and this Report should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933 (the “Securities Act”), as amended, or the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, except to the extent we specifically incorporate this Report by reference therein.
The role of the Audit Committee is, among other things, to assist the Board in its oversight of the following: the integrity of Riot’s financial statements; Riot’s compliance with relevant legal and regulatory requirements; Riot’s internal controls over financial reporting; the qualifications and independence of Riot’s independent registered public accounting firm; and the performance of Riot’s internal audit functions and that of its independent registered public accounting firm.
The Board has determined that, in its business judgment, all members of the Audit Committee are independent within the meaning of the Nasdaq Rules, the Sarbanes-Oxley Act of 2002 and related rules of the SEC.
Riot’s management is responsible for the preparation, presentation and integrity of Riot’s financial statements and the effectiveness of Riot’s system of internal control over financial reporting and disclosure controls and procedures. Management is responsible for maintaining and evaluating appropriate accounting and financial reporting practices and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.
The Audit Committee, on behalf of the Company, engaged Marcum LLP (“Marcum”) as its independent registered public accounting firm for the years ended December 31, 2018, 2019, 2020, 2021, and 2022, as well as for the year ending December 31, 2023. Pursuant to its appointment, Marcum is responsible for auditing Riot’s consolidated financial statements and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. Marcum was also responsible for auditing the effectiveness of Riot’s internal control over financial reporting for the years ended December 31, 2018, 2019, 2021 and 2022.
The Audit Committee has met and held discussions with the Company’s management and Marcum. The Audit Committee discussed with the Company’s management and Marcum the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with Marcum and Riot’s Chief Financial Officer (principal financial officer) and Principal Accounting Officer (principal accounting officer), with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of Riot’s internal controls over financial reporting and the overall quality of Riot’s financial reporting. Management has represented to the Audit Committee that Riot’s consolidated financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles.
In the performance of its oversight function, the Audit Committee has:
•
Reviewed and discussed Riot’s internal controls over financial reporting with management and Marcum, including a review of management’s report on its assessment and for the year ended December 31, 2022, Marcum’s audit of the effectiveness of Riot’s internal controls over financial reporting and any significant deficiencies or material weaknesses identified by such audit;

•
Considered, reviewed and discussed the audited financial statements with management and Marcum, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies and other financial accounting and reporting principles and practices;

•
Discussed with Marcum the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and No. 2410, Related Parties;

•
Received, reviewed and discussed the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Audit Committee concerning independence, and has discussed with Marcum its independence; and

•
Reviewed the services provided by Marcum other than its audit services and considered whether the provision of such other services by Marcum is compatible with maintaining its independence, discussed with Marcum its independence, and concluded that Marcum is independent from Riot and its management.

In reliance on the reports, reviews and discussions described in this Report, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in Riot’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC and for inclusion in the Company’s proxy materials to be provided to the Company’s stockholders in advance of its annual stockholders’ meeting for the year ending December 31, 2023. The Audit Committee also has appointed, and has requested stockholder ratification of the appointment of, Marcum as Riot’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Respectfully submitted,

The Audit Committee of Riot Platforms, Inc.

Lance D’Ambrosio, Chair
Hubert Marleau
Hannah Cho
Vote Required
The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will be counted towards the tabulation of votes cast on this proposal but will have no effect on the outcome of the vote on this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 2
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

“SAY-ON-PAY”

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our “named executed officers” as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to vote on our named executive officers’ compensation as a whole. The Company has disclosed the compensation of its named executive officers pursuant to rules adopted by the SEC.
We believe that our compensation policies for our named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote gives you, as a stockholder, the opportunity, on a purely advisory basis, to approve or not approve the compensation of our named executive officers as disclosed in this Proxy Statement by voting “FOR” or “AGAINST” the following resolution (or by choosing to “ABSTAIN” with respect to the resolution):
RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Company’s 2023 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and other related tables and accompanying footnotes and narratives.
Because your vote is advisory, it will not be binding on either the Board or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation decisions regarding named executive officers. Your non-binding advisory votes described in this Proposal No. 3 will not be construed: (1) as overruling any decision by the Board, any Board Committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board, any Board Committee or the Company.
We currently hold our advisory vote to approve the compensation of our named executive officers (“Say-on-Pay vote”) annually. Stockholders have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote at least every six years, and the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2025 annual general meeting of stockholders.
Vote Required
The advisory vote to approve the compensation of our named executive officers will be approved if the majority of the votes cast on this proposal are cast “FOR” the proposal. Abstentions and broker non-votes will be counted as votes present for quorum purposes but will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for named executive officers.
BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 3
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis provides an overview of our executive compensation program for fiscal year 2022 and our executive compensation philosophies and objectives, as well as the compensation awarded to our fiscal year 2022 Named Executive Officers (the “NEOs”) (within the meaning of Item 402(a)(3) of Regulation S-K), who are listed below.
Named Executive Officers
During 2022, the Board unanimously appointed the following individuals as our executive officers, who each hold the office set forth opposite his or her name.
Name	Age	Principal Occupation	Executive Officer Since
Benjamin Yi	41	Executive Chairman	2021
Jason Les	37	Chief Executive Officer (Principal Executive Officer)	2021
Colin Yee	47	Chief Financial Officer (Principal Financial Officer)	2022
Jeffrey McGonegal	72	Chief Financial Officer (former)	2003
William Jackman	39	EVP, General Counsel and Corporate Secretary	2021
Chad Everett Harris	53	EVP, Chief Commercial Officer and Chief Executive Officer (Whinstone) (former)	2021
Benjamin Yi
Mr. Yi has served on our Board since 2018. He was appointed to serve as our Executive Chairman on May 24, 2021. As our Executive Chairman, Mr. Yi continues to serve as Chair of the Board as a non-independent executive director. In this role, he is directly involved in our day-to-day operations, playing a key role in setting and fulfilling the Board’s strategic aims for the Company. A more complete biography of Mr. Yi and discussion of his qualifications can be found under the section “Information Regarding Directors” beginning on page 9 of this Proxy Statement.
Jason Les
Mr. Les has served as our Chief Executive Officer (principal executive officer) (“CEO”) since February 2021 and as a member of the Board since 2017. Mr. Les continues to serve as a member of our Board as a non-independent executive director. In this role, he is responsible for overseeing the operations of the Company and for helping to establish and then execute the Board’s strategic vision. A more complete biography of Mr. Les and discussion of his qualifications can be found under the section “Information Regarding Directors” beginning on page 9 of this Proxy Statement.
Colin Yee
Mr. Yee has served as our Chief Financial Officer (principal financial officer) (“CFO”) since September 2022. He was previously our Head of Corporate and Financial Operations from April 2022 to September 2022. Prior to joining Riot, Mr. Yee founded Clear Capital Management Corporation which has been operating since September 2007. He served as the Chief Operating Financial Officer of Avebury Partners, a leading asset management firm that operates within the real estate and construction sectors, from March 2021 to March 2022. From 2016 to 2021, Mr. Yee served as the CFO for Forum Equity Partners, a large private equity firm specializing in real estate, renewable energy and infrastructure.
Mr. Yee is a Chartered Professional Accountant and holds a Bachelor of Science in Cellular Biology and a Bachelor of Commerce in Accounting from the University of Calgary.

Jeffrey McGonegal
Effective September 27, 2022, Mr. McGonegal retired as the Chief Financial Officer (principal financial and accounting officer) of the Company which he had served as since February 2020. Mr. McGonegal has remained at the Company as a Senior Advisor since transitioning from his position as CFO. From early 2019 through February 8, 2021, Mr. McGonegal was the CEO of Riot. He served as the Company’s long time CFO until April 2018 and subsequently assisted Riot in a consulting role before assuming the role of CEO of the Company in early 2019. He served as Corporate Secretary and served as interim President in December 2004 and January 2005.
Mr. McGonegal served as an executive officer of the Company since 2003 and he brought a wealth of public company executive and financial reporting experience, including senior leadership roles working primarily with public entities by assisting them with financing, merger, and acquisition transactions, to the position of CFO of the Company. His career has spanned over forty years in senior leadership roles, working primarily with public entities (including the Company) both as an outside accountant and as chief financial and/or accounting officer, during which time he assisted these companies with financing, mergers and acquisitions, and other significant transactions. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP (predecessor to BDO USA, LLP), where he served as Managing Partner of the Denver, Colorado office.
Mr. McGonegal holds a Bachelor of Science in Accounting degree from Florida State University.
William Jackman, Esq.
Mr. Jackman has served as Executive Vice President, General Counsel and Corporate Secretary of the Company since July 2021. As General Counsel, Mr. Jackman manages the Company’s legal affairs, drawing upon his unique business and legal acumen to support the Riot leadership team and navigates strategic decisions by developing innovative solutions.
Mr. Jackman has represented Riot since September 2018 as external counsel, prior to joining the management team in July 2021. Previously, Mr. Jackman represented S&P 500 companies as well as other public companies in the areas of securities laws, mergers and acquisitions, and power generation. Prior to joining Riot, Mr. Jackman was a Leader of Public Companies and Securities at Roger Towers, P.A., one of Florida’s oldest and most established law firms, from March 2018 to January 2022. Additionally, he was a Senior Corporate Attorney at Holland & Knight LLP, a multinational law firm, from May 2014 through August 2017. Additionally, he is a former member of several distinguished law firms including one the largest global law firms in Canada. In 2014, he served a secondment at the Ontario Securities Commission (OSC) in the Corporate Finance division.
Mr. Jackman holds dual juris doctorate law degrees from the Universities of Windsor and Detroit, as well as an MBA from Nova Southeastern, specializing in corporate finance, where he graduated among the top of his classes in each degree. Mr. Jackman is a member of the New York, Florida and Ontario Bar Associations.
Chad Everett Harris
Effective February 1, 2023, Mr. Harris ceased to serve as Riot’s Chief Commercial Officer, and resigned from all other positions with the Company and its subsidiaries. Mr. Harris joined the Company upon its acquisition, as of May 26, 2021, of its subsidiary, Whinstone US, Inc., where he served as its Chief Executive Officer (“CEO-WUS”). Mr. Harris was then appointed to serve as the Company’s Executive Vice President and Chief Commercial Officer (“CCO”) in May 2022, and he continued to serve as CEO-WUS. Prior to joining Riot, Mr. Harris was the CEO of Riot’s wholly owned subsidiary, Whinstone US, Inc., which he co-founded in 2018. Prior to his time at Whinstone, Mr. Harris was a serial entrepreneur, founding and leading several businesses in Louisiana from 1990 until 2018.
Compensation Philosophy and Objectives
Compensation Philosophy
We believe our people are the core driving force behind our long-term success. Our compensation philosophy is designed to align compensation with the Company’s business objectives and the creation of stockholder value. Accordingly, we compensate our executive officers with a mix of cash salaries, annual performance-based cash bonuses based on the executive officer’s individual performance, and time-based equity and performance-based equity awards granted under the Company’s 2019 Equity Plan. These equity awards are generally awarded as grants of RSAs that vest, in the case of RSAs subject to a service requirement, in connection with the recipient’s continuing service with the Company through the designated vesting date for the applicable award or portion of the award, and in the case of performance-based awards, upon the Company’s achievement of certain performance metrics, as determined by the Compensation Committee as the administrator of the Company’s 2019 Equity Plan. We believe granting our executives (and our employees more generally) equity compensation encourages them to operate like owners, linking their financial interests with the interests of our stockholders. As the Company grows, we will continue to evaluate our compensation philosophy and programs to ensure they continue to meet our objectives.
Applied Principles for Executive Compensation and Compensation Objectives

Align with Stockholder’s Interests
We believe our executive officer’s interests are directly aligned with our stockholder’s interests when our compensation programs appropriately balance short-and long-term financial performance, are impacted by our stock price performance, and require meaningful long term ownership of our stock.

Be Competitive at Target Performance Level
We believe our executive officer’s total compensation should be challenging, but competitive at the target performance level to increase motivation and to attract, retain, develop and reward executive officers who embody the abilities and skills to build long-term stockholder value.

Motivate Achievement of Financial Goals and Strategic Objectives
We believe an effective way to incentivize our executive officers to create stockholder value is to make a significant portion of their overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives.

Align Realized Pay with Performance
We believe that performance should be appropriately rewarded, and there should be downside risk to compensation if we do not achieve our financial goals and strategic objectives.

We designed our compensation program for all employees, including our named executive officers, to support our four main compensation objectives:
•	Market Competitiveness: Ensure our ability to recruit and retain the most talented people in a competitive market;
•
Performance Focused: Motivate our employees to deliver the highest level of performance over the short-, medium-, and long-term by making a substantial percentage of total executive compensation variable, or “at risk”, based on individual or Company performance;

•
Balanced: Design our pay for performance metrics to ensure a mix of fixed and variable, “at risk” compensation that fairly balances with our goals of attracting and retaining top talent, while motivating employees to be high-performing through an appropriate balance of short-, medium-, and long-term incentive awards; and

•
Alignment with Stockholders: Align employee and stockholder interests by collectively sharing in long-term success by granting employees time-based and performance-based equity awards to motivate them to continually deliver the highest level of performance to drive the Company’s strategic objectives forward.

Our Executive Compensation Program Elements for 2022
Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Base Salary	Related job experience, knowledge of the Company and our industry, and continued dedicated employment with sustained performance	Attract and retain talented executive officers through competitive pay programs

Annual Incentive Plan Cash Compensation (“AIP”)	Achievement of the Company’s annual financial and operational objectives	Motivate executive officers to achieve and exceed annual business objectives. Manage total compensation costs by aligning them with financial performance

Compensation Element	Designed to Reward	Relationship to Compensation Strategy
Equity Compensation Time-Based Restricted Stock Awards and Performance-Based Restricted Stock Awards	Increased stockholder value through achievement of long-term strategic goals and retention of top talent to the Company	Align executive officers and stockholder interests to optimize stockholder value. Motivate executive officers to achieve and exceed long-term business objectives
Base Salary
Base salary reflects a fixed, stable portion of the overall compensation package and serves as the base amount from which other compensation elements may be determined. Executive base salaries are not subject to automatic annual adjustments and represent a relatively small percentage of total target direct compensation, particularly for executive officers with greater responsibility and ability to influence results.
Our Compensation Committee reviews executive base salary levels prior to or early in each fiscal year and whenever there is a substantial change in an executive’s responsibilities or in market conditions. In addition to competitive considerations our executive’s base salary is influenced by the individual’s experience, position, responsibilities, tenure, contributions and individual performance, as well as current business conditions and our business outlook.
Annual Incentive Plan Compensation (AIP)
Each year, the Compensation Committee establishes performance targets, target bonus amounts (generally as a percentage of the applicable employee’s base salary for the year), target award opportunities and other terms and conditions of annual cash incentive for each of our named executive officers and employees eligible to participate our Annual Incentive Plan (the “AIP”). Generally, employees become eligible to participate in the AIP after completing 90 days of continuous employment with the Company, and eligible employees must remain employed through the date the AIP bonus is paid to receive the cash incentive bonus for that year, subject to the terms of individual employment agreements and the Company’s Change In Control Policy. See “Change In Control Policy” on page 46 of this Proxy Statement.
The target amounts set by the Compensation Committee relate to quantitative performance measures, such as the number of Bitcoin the Company mines during the applicable year, and qualitative performance measures, such as the achievements of a manager’s team during the applicable year. The Compensation Committee has substantial flexibility in establishing performance objectives, thresholds, targets, and maximums each year. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.
For 2022, the Compensation Committee set the target amount at 100% of base salary, without any minimum bonus payment amount, minimum performance target achievement threshold required to be met before an AIP bonus is earned, or a maximum bonus payment amount.
2023 Annual Incentive Plan
For the year ended December 31, 2023, the Compensation Committee, in conjunction with Compensia, has set target amounts structured to range from 0% to 200% of pre-established award target values dependent upon Company performance in specific pre-determined financial performance measures compared to our industry specific, publicly traded peers; and named executive officer performance in achieving the Company’s strategic objectives.
This structure creates the potential for above-target payouts if our financial performance surpasses our target, and a risk of below target payouts if the Company’s financial performance is below target. The performance targets were strategically chosen to align with the interests of our stockholders by motivating executives to achieve the best financial performance, in defined measures, among our publicly traded Bitcoin mining peers.
1.
Award Target Values. The independent directors of our Compensation Committee set target values for Riot’s Executive Chairman, CEO, CFO, and General Counsel (the “AIP executives”). Generally, target values are set as a percentage of base salary. The target values set for Riot’s AIP Executives, identified above, are 100% of the base salary and with a maximum achievement level of 200% to account for over performance of targets.

2.
Performance Measures. The Compensation Committee established specific financial performance measures and assigned relative weights to each measure. They also set targets and thresholds for each measure that applies to each AIP Executive. The table below outlines the four financial performance measures, and discretionary strategic performance measure, as well as their relative weights.

Discretionary	Formulaic
20%	20%	20%	20%	20%
Company performance in advancing strategic objectives	Bitcoin production, relative to our publicly traded Bitcoin mining peers	Direct cost per Bitcoin, relative to our publicly traded Bitcoin mining peers.	Operating cash flow, relative to our publicly traded Bitcoin mining peers.	Adjusted earnings per share, relative to our publicly traded Bitcoin mining peers.
3.
Determining Payout. The Compensation Committee determines and certifies payouts of performance-based, cash incentive compensation under our Annual Incentive Plan. Such certification shall occur at the end of the calendar year and utilizes the four (4) preceding fiscal quarters of publicly filed financial data of our Company and our industry specific, publicly traded peers. For each financial measure, the Company’s performance is ranked among its industry peers and the AIP Executive’s target for each measure is to be in the top 50th percentile. Threshold payout under the AIP is performance in the top 75th percentile, with maximum payout as performance in the top 25th percentile.

Equity Compensation
The Compensation Committee determines equity grants for each executive officer based on a number of factors such as appropriate mix of types of equity-based compensation (i.e., the percentage of total award target value allocated to each type of award), the total target value for long-term equity incentive compensation awards, and specific numbers of restricted shares to be granted, based on the percentage of total award target value allocated to each type of equity award and a valuation of our common stock on the grant date which varies greatly. For further information on our equity awards, please see “Equity Compensation Plan Information” on page 43.
Role of Our Compensation and Human Resources Committee
The Board has delegated to its Compensation Committee the authority and responsibility for evaluating, overseeing, and approving the Company’s executive compensation, and for overseeing and administering the Company’s compensation policies and programs, including administering the Company’s 2019 Equity Plan and its other employee benefit plans and programs. When evaluating the compensation of our executive officers, the Compensation Committee evaluates factors including the executive’s responsibilities, experience and the competitive marketplace. The Compensation Committee may also invite the Company’s senior executives and other members of management to participate in its deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Executive Chairman and Chief Executive Officer may not be present for the Compensation Committee’s deliberations of, or voting to approve, his or her compensation. Named executive officers may, however, be present for the deliberation of, or the voting to approve, the compensation for any other officer. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate.
Role of the Compensation Consultant
On an annual basis, the Compensation Committee directs its independent compensation consultant to review the Company’s compensation practices. The Company has engaged Compensia, Inc. (“Compensia”) to be its compensation consultant. Based on Compensia’s assessment, the Compensation Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes our compensation philosophy. The Compensation Committee also takes into account the performance, experience, skills, level of responsibility and future potential of each named executive officer in making compensation decisions rather than adhering to a specific benchmarked percentage for any of our named executive officers.

Taking into consideration the independence factors in the Nasdaq Rules, the Compensation Committee has made the determination that, in its business judgment, that Meridian, the Company’s prior compensation consultant, and Compensia, the newly engaged compensation consultant, were both independent and that their work did not raise any conflicts of interest.
Fiscal Year 2022 Stockholder Advisory Vote Results and Stockholder Engagement
Our Say-on-Pay vote at the 2022 Annual Meeting received 43.7% of votes cast in favor from our stockholders. Our Board viewed this level of support as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our stockholders’ views on our compensation program.
Following the 2022 annual meeting and the 2022 special meeting, at the Compensation Committee’s direction, the Company reached out to a number of our institutional investors to request meetings and discuss any issues or concerns they may have with our executive compensation program. We reached out to our top 15 institutional holders representing 27.1% of shares outstanding. 27.1% of shares outstanding exceeds the 2022 annual meeting quorum for non-routine items such as the Say-on-Pay proposal. In total, we engaged with four stockholders representing 18.7% of shares outstanding, each of whom voted against Say-on-Pay.
At least one independent director, as well as our Executive Chairman and members of management joined each call with the investors.
As part of the outreach process, we hired a proxy solicitor to assist with connecting us to stockholders with whom we may not regularly engage. The Compensation Committee also engaged Compensia to assist in analyzing our compensation program. For those institutional stockholders that did not initially respond or agree to engage with us, we reached out to them again to request meetings. We also consulted the publicly available policies of our major stockholders to better understand their views on executive compensation as we prepare our new executive compensation program.
Overall, we received constructive feedback from the stockholders who engaged with us regarding our executive compensation program, particularly relating to quantum of pay and proxy disclosure. After this engagement with stockholders, we agreed to maintain contact with them, as well as the other stockholders who chose not to engage with us, in order to continue to receive feedback they may have on the Company’s executive compensation program or other matters as we continue to grow.
The feedback from these meetings was shared with the full Board and provided the Compensation Committee and the Board with valuable insights into our stockholder’s perspectives on our compensation program and potential improvements to the program, as described below.
Below is a summary of what we heard from our stockholders and how we responded to their feedback:
What We Heard	How We Responded
Investors said they would like to see additional transparency around equity grants
We have incorporated an increased level of detail in this Proxy Statement to provide additional information about the variety of our equity awards granted to executives to increase transparency. For further information about our equity plans please see “Equity Compensation Plan Information” on page 43.

Investors said they would appreciate some additional disclosure around our annual incentive program	We have enhanced our disclosure of our annual incentive plan, please see “Annual Incentive Plan Compensation (AIP)” on page 32.
Investors said they had concerns about the quantum of our CEO’s awards.	We agreed to provide additional rationale and transparency into the Compensation Committee’s decision-making process when granting awards to the CEO.

We are in the process of finalizing a new equity compensation plan that we believe addresses the feedback we have received and is appropriate for a company of our size and stage of growth. We intend to continue engaging with our stockholders and reviewing our compensation and governance practices in the future.
The Board would like to reaffirm its belief in the appropriateness, effectiveness and market competitiveness of the Company’s executive compensation programs, including continued emphasis on programs that reward our executive officers for generating sustainable profitability and delivering long-term value for our stockholders. The Board and the Compensation Committee will continue to consider the results of the Company’s annual stockholder advisory votes when making future compensation decisions for our executive officers, including the named executive officers.
Stock Ownership Requirements
We established stock ownership requirements to ensure that our named executive officers hold a meaningful equity stake in the Company and, by doing so, link their interests with those of our stockholders. Stock directly or indirectly owned (for example, through a trust), along with unvested RSAs (if any), are included in the calculation of ordinary shares owned for purposes of the ownership requirements. Named executive officers are expected to meet the ownership requirements within five (5) years of the date upon which the named executive officer first becomes subject to the requirements.
Our named executive officers are required to own shares in an amount equal to an applicable target value based on a multiple of annual base salary. Our named executive officers are required to meet the requirements by the following ownership requirement dates.
Named Executive Officer	Role	Ownership Date	Ownership Guideline Salary Multiple	Guideline Met(1)
Jason Les	Chief Executive Officer	January 10, 2027	5x	Met
Jeffrey McGonegal	NEO	January 10, 2027	3x	Met
Colin Yee	Chief Financial Officer	September 27, 2027	3x	Met
Benjamin Yi	Executive Chairman	January 10, 2027	5x	Met
William Jackman	NEO	January 10, 2027	3x	Met
Chad Everett Harris	NEO(2)	January 10, 2027	3x	N/A(2)
(1)	As of April 28, 2023.
(2)	Former executives are not subject to these guidelines.
Executive Employment Agreements
The Company has entered into employment agreements with, and provides post-employment benefits to, its named executive officers as follows:
Benjamin Yi, Executive Chairman
On May 24, 2021, we entered into an executive employment agreement with Mr. Yi, pursuant to which he has agreed to serve as our Executive Chairman for a three-year term, which renews for successive one-year terms after the expiration of the initial term. As compensation for his services as our Executive Chairman, Mr. Yi receives an annual base salary of $550,000, paid in in cash, and ten Bitcoin, and is eligible to receive additional incentive bonuses under the AIP. The Company pays the cash aspect of Mr. Yi’s base salary in accordance with its regular compensation practices, and the Bitcoin aspect of his base salary is paid out on a quarterly basis as of the end of each fiscal quarter completed during his employment term. As additional compensation for his services as our Executive Chairman, Mr. Yi is eligible to receive periodic grants of equity awards, including incentive compensation awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Yi may receive as compensation for his services as our Executive Chairman will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our Executive Chairman.
During the fiscal year ended December 31, 2020, Mr. Yi served as an independent director on our Board and was not an officer or employee of the Company. As an independent director prior to becoming Executive Chairman, Mr. Yi received equity awards of 227,642 restricted stock units under the Company’s 2019 Equity Plan, pursuant to an equity award agreement with the Company, which vested in regular quarterly intervals and were settled in accordance with the Company’s regular compensation procedures. Mr. Yi receives no additional compensation for his services as a member of our Board.

Jason Les, Chief Executive Officer
On February 8, 2021, we entered into an executive employment agreement with Mr. Les, pursuant to which he has agreed to serve as our Chief Executive Officer (principal executive officer) for a five-year term, which renews for successive one-year terms after the expiration of the initial term. As compensation for his services as our Chief Executive Officer, Mr. Les receives an annual base salary of $550,000, payable in cash, and ten Bitcoin, and is eligible to receive additional incentive bonuses under the AIP. The Company pays the cash aspect of Mr. Les’ base salary in accordance with its regular compensation practices, and the Bitcoin aspect of his base salary is paid out on a quarterly basis as of the end of each fiscal quarter completed throughout his employment term. As additional compensation for his services as our Chief Executive Officer, Mr. Les is also eligible to receive periodic grants of equity awards, including incentive compensation awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. Les may receive as compensation for his services as our Chief Executive Officer will be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment as our Chief Executive Officer.
During the fiscal year ended December 31, 2020, Mr. Les served as an independent director on our Board and was not an officer or employee of the Company. As an independent director prior to his appointment as our Chief Executive Officer and Executive Director, Mr. Les received equity awards of 288,617 restricted stock units under the Company’s 2019 Equity Plan, pursuant to an equity award agreement with the Company, which vest in intervals and are eligible to be settled in accordance with the Company’s regular compensation procedures. Mr. Les receives no additional compensation for his services as a member of our Board.
Jeffrey McGonegal, Chief Financial Officer (former)
On February 7, 2023, the Company entered into an amended and restated executive employment agreement with Mr. McGonegal pursuant to which he has agreed to part-time employment as a Senior Advisor to the Company. Mr. McGonegal will be paid an annual base salary of $250,000 and is eligible to receive additional cash incentive bonuses under the AIP, which amounts will be paid in accordance with the Company’s regular compensation practices as compensation for his services. Mr. McGonegal is also eligible to receive periodic grants of equity awards, including incentive compensation awards, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards. Any equity Mr. McGonegal is eligible to receive pursuant to his executive employment agreement is to be awarded under the 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his employment with Riot.
Colin Yee, Chief Financial Officer
On April 12, 2022, we entered into an agreement with Mr. Yee, pursuant to which he agreed to serve as our Chief Financial Officer and Head of Corporate and Financial Operations, through his professional services corporation, Clear Capital Management Corporation, for a two-year term which may be extended for additional one-year terms upon mutual written consent. Mr. Yee is to be paid a fee of $350,000 and is eligible to receive additional cash incentive bonuses under the AIP, which amounts will be paid in accordance with the Company’s regular compensation practices. Mr. Yee is also eligible to receive equity compensation under the Company’s 2019 Equity Plan, as the same may be amended or replaced from time to time during the term of his engagement as our Chief Financial Officer.
William Jackman, General Counsel
Effective July 5, 2021, we entered into an executive employment agreement with Mr. Jackman, pursuant to which he has agreed to serve as our Executive Vice President (“EVP”) and General Counsel for a three-year term, which renews for successive one-year terms after the expiration of the initial term. As our EVP and General Counsel, Mr. Jackman receives an annual base salary of $400,000 and is eligible to receive additional incentive bonuses under the AIP, which will be paid in accordance with the Company’s regular compensation practices. As additional compensation for his services as our EVP and General Counsel, Mr. Jackman is also eligible to receive equity awards, including incentive compensation awards, under our 2019 Equity Plan, which will be subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company, to be entered into as of the date of such future awards.

Chad Everett Harris, Chief Commercial Officer (former)
Effective May 26, 2021, upon our acquisition of our subsidiary, Whinstone US, Inc., we entered into an executive employment agreement with Mr. Harris, pursuant to which he agreed to serve as CEO-WUS for a three-year term, with optional successive one-year renewal terms after the expiration of the initial term. Effective October 31, 2022, we entered into an amended and restated executive employment agreement with Mr. Harris, pursuant to which Mr. Harris agreed to serve as our EVP and COO, and continue on as CEO-WUS, for a five-year initial term, with optional successive one-year renewal terms thereafter. Under his employment agreement, Mr. Harris was eligible to receive an annual base salary of $400,000 and was eligible to receive additional incentive bonuses under the AIP. In addition, Mr. Harris was eligible to receive quarterly continuation payments of $22,500, subject to his continued employment with the Company through the end of each fiscal quarter completed during his employment term, which, in addition to his base salary and other amounts, would be paid in accordance with the Company’s regular compensation practices. In consideration of his service as EVP, COO and CEO-WUS, Mr. Harris was also eligible to receive equity awards, including incentive compensation awards, under our 2019 Equity Plan, which were subject to vesting schedules and other terms and conditions, as set forth in equity award agreements with the Company.
On March 9, 2023, we entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Harris, pursuant to which his employment with the Company, including as our EVP and COO, and as CEO-WUS, ceased, effective as of February 1, 2023, without “Cause,” as defined under the terms of Mr. Harris’s employment agreement. The Separation Agreement provides for: (i) a customary waiver and release in favor of the Company; (ii) the parties’ agreements regarding cooperation following the Separation Date; and (iii) severance of $433,972.60, less any and all withholdings and deductions required by law, representing 12 months’ of Employee’s Base Salary as in effect as of the Termination Date, plus the pro-rata portion of the annual Incentive Bonus that Employee would have received but for the termination of Employee’s employment with the Company as of the Termination Date, payable in 12 approximately equal monthly installments commencing with the first calendar month after the Separation Agreement became effective. Upon termination of Mr. Harris’s employment with the Company, as of February 1, 2023, all unvested equity awards granted to Mr. Harris under the 2019 Equity Plan were automatically forfeited without compensation, in accordance with the terms of the award agreements covering such awards.
The Separation Agreement entered into was pursuant to the terms of Mr. Harris’s executive employment agreement and did not deviate from its provisions for a termination without “Cause”. The Separation Agreement provides for: (i) a customary waiver and release in favor of the Company; (ii) the parties’ agreements regarding cooperation following the Separation Date; and (iii) upon the Separation Agreement becoming binding and enforceable by its terms, payment of the following amounts as separation benefits: (A) a cash payment of $ 12,307.70, representing all of the Employee’s Base Salary earned but unpaid as of the Termination Date; (B) a cash payment as of the Separation Date of $33,846.16, less any and all deductions and withholdings required under applicable law, representing all the Base Salary that would have become due and payable to Employee within the 30 day notice period specified in Section 6.b. of the Employment Agreement; (C) cash payment of $433,972.60, less any and all withholdings and deductions required by law, representing Twelve (12) months’ of Employee’s Base Salary as in effect as of the Termination Date, plus the pro-rata portion of the annual Incentive Bonus that Employee would have received but for the termination of Employee’s employment with the Company as of the Termination Date, payable in 12 approximately equal monthly installments following the first calendar month after execution of the Separation and Release Agreement.
Executive Compensation Comparison Peer Group
Our Compensation Committee has approved the following executive compensation comparison peer group (“Peer Group”) for fiscal year 2023. Our Peer Group is used to assess the competitiveness of our named executive officers’ compensation. In establishing this Peer Group we sought to include companies that compete with us for executive talent and are similar to us in industry, business model, revenue and/or market capitalization. Our Compensation Committee periodically reviews the composition of this Peer Group and makes changes it determines are appropriate based on changes to our businesses or to the attributes of companies in the group or the availability of their compensation data. Our independent compensation consultant, Compensia, our CEO and members of management routinely provide input to our Compensation Committee regarding changes to the attributes of peer companies.

As part of our new annual review cycle, the Compensation Committee will review the composition of this Peer Group and make changes it determines are appropriate based on changes to our businesses or to the attributes of companies in the group or the availability of their compensation data. Our Peer Group companies were selected based on comparable industry, business model, and executive labor market as well as appropriate relative position on key financial metrics.
The Compensation Committee considers the pay practices and relative performance of our Peer Group companies in determining target incentive compensation for our executive officers. The target amounts and compensation mix vary for each executive officer and are dependent upon various factors, none of which is specifically weighted, including the importance of the position to our organization, overall retention value, internal pay equity, and projected future value of the total compensation package.
The Peer Group for fiscal year 2023 includes the following companies:
A10 Networks, Inc.	Couchbase, Inc.	Hut 8 Mining, Corp.	Rapid7, Inc.	TeraWulf, Inc.
Applied Digital Corporation	Cyxtera Technologies, Inc.	Marathon Digital Holdings, Inc.	Repay Holdings Corporation
Bitfarms Ltd.	Fastly, Inc.	Marqeta, Inc.	Squarespace, Inc.
Cipher Mining Inc.	Greenidge Generation Holdings Inc.	MicroStrategy Incorporated	Stronghold Digital Mining, Inc.
CleanSpark, Inc.	HIVE Blockchain Technologies Ltd.	New Relic, Inc.	Sumo Logic, Inc.
Summary Compensation Table
The compensation we paid to our named executive officers for 2022, 2021 and 2020 is summarized in the table below:
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Jason M. Les(9) Chief Executive Officer (Principal Executive Officer)	2022	679,757(3)	—	20,297,175	511,225(4)	12,111(5)	21,500,269
	2021	631,887(6)	—	20,155,500	1,085,963(7)	3,518(8)	21,876,868
	2020	—	—	—	—	—	—
Jeffrey G. McGonegal(10) Chief Financial Officer (Former)	2022	360,000	—	1,522,291	316,800	—	2,199,091
	2021	354,077	—	17,229,300	601,931	11,162(11)	18,196,470
	2020	294,103	90,000	300,000	—	14,478(11)	698,581
Colin Yee(9) (12) Chief Financial Officer (Principal Financial Officer)	2022	228,910	—	3,310,534	200,933	—	3,740,377
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Benjamin Yi(9) Executive Chairman	2022	679,757(13)	—	20,297,175	512,764(14)	8,853(15)	21,498,551
	2021	484,857(16)	—	20,123,600	732,153(17)	5,331(18)	21,345,941
	2020	—	—	—	—	—	—
William Jackman(9) EVP and General Counsel	2022	358,833	—	5,074,294	315,333	—	5,748,460
	2021	147,885	—	12,822,179	230,155	—	13,200,218
	2020	—	—	—	—	—	—
Chad Everett Harris(9) EVP and Chief Commercial Officer (Former)	2022	346,335	—	5,074,294	305,041	29,765(19)	5,755,434
	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
(1)
On September 27, 2022, the Company converted on a one-for-one basis all outstanding restricted stock units granted to named executive officers under the Company’s 2019 Equity Plan into restricted shares of the Company’s common stock. Amounts reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718), excluding the effect of estimated forfeitures, of the time-based RSA and performance-based RSA (“PRSAs”) awards granted to the named executive officer, based on the closing price per share of our common stock as of the grant date, as reported on the Nasdaq Capital Market. The ASC 718 grant date fair value of one 2022 RSA is the closing price of one share of our stock on the date of grant. The value for the PRSAs, which are subject to performance conditions, are based on the outcome of full completion of all performance conditions on the grant date of the Performance Plan. The PRSA value, was fully disclosed in 2021, and fair value was determined based on the closing price of our stock for the total award on the date of grant, assuming 100% completion of all performance metrics. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officer, which depends, among other things, on the vesting of the applicable RSAs or PRSAs, and the closing price per share of our Common Stock as of settlement of the vested award. Refer to our Annual Report on Form 10-K, filed March 2, 2023 for further discussion.

(2)
The Compensation Committee initially adopted the AIP in 2021 which awards non-equity incentive compensation to executive officers and other eligible employees based on achievement of designated Company and individual performance targets during the applicable year. AIP performance targets are established annually as a percentage of the NEO’s base salary and are awarded based on the NEO’s achievement of the performance targets established during the indicated year.

(3)
Reflects the following amounts paid to Mr. Les as salary compensation for services in 2022 of $420,833 in cash and 10.0 Bitcoin, with an aggregate fair value of $258,924 (measured as of the quarterly Bitcoin payment date).

(4)	The 2022 AIP non-equity compensation for Mr. Les includes $370,333 in cash and 8.80 Bitcoin, with an aggregate fair value of $140,891.55, measured as of December 31, 2022.
(5)	Reflects the amounts paid on behalf of Mr. Les in 2022 for medical insurance coverage of $6,611 and 401K match of $5,500.
(6)
Reflects the following amounts paid to Mr. Les as compensation for services in 2021: (a) $215,538 in cash and 8.958 Bitcoin, with an aggregate fair value of $403,492 (measured as of the quarterly Bitcoin payment date), representing his 2021 base salary as Riot’s CEO of $240,000 cash, plus 10 Bitcoin, prorated based on his February 8, 2021 employment start date; and (b) $12,857 in cash fees paid to him as compensation for his service as an independent director on the Board for the period prior to February 8, 2021.

(7)	The 2021 AIP non-equity compensation for Mr. Les includes $366,415 in cash and 15.2673 Bitcoin, with an aggregate fair value of $719,548, measured as of December 31, 2021.
(8)	Reflects the amounts paid on behalf of Mr. Les in 2021 for medical insurance coverage after his appointment as Riot’s CEO on February 8, 2021, at a total cost of $3,518 in 2021.
(9)
Mr. Les was not an NEO in fiscal year 2020; Mr. Yee was not an NEO in fiscal years 2020 or 2021; Mr. Yi was not a named executive officer in fiscal year 2020; Mr. Jackman was not a named executive officer in fiscal year 2020; and Mr. Harris was not a named executive officer in fiscal years 2020 or 2021.

(10)	Effective September 27, 2022, Mr. McGonegal stepped down as the Company’s Chief Financial Officer. He remains employed as a senior advisor pursuant to his Executive Employment Agreement.
(11)	Includes the amounts paid to or on behalf of Mr. McGonegal for medical insurance at a total cost of $11,162 and $14,478 in 2021 and 2020, respectively.
(12)
Mr. Yee has been the Chief Financial Officer of the Company since September 2022. Prior to his appointment, he was the Head of Corporate and Financial Operations. Such amounts include Mr. Yee’s compensation total for 2022.

(13)
Reflects the following amounts paid to Mr. Yi as salary compensation for services in 2022 of $420,833 in cash and 10.0 Bitcoin, with an aggregate fair value of $258,924 (measured as of the quarterly Bitcoin payment date).

(14)	The 2022 AIP non-equity compensation for Mr. Yi includes $370,333 in cash and 8.80 Bitcoin, with an aggregate fair value of $142,431, measured as of December 31, 2022.
(15)	Reflects the amounts paid on behalf of Mr. Yi in 2022 for medical insurance coverage of $8,853.
(16)
The following reflect amounts paid to Mr. Yi as compensation for his services in 2021: (a) $144,516 in cash and 6.048 Bitcoin, with an aggregate fair value of $275,664 (measured as of the quarterly Bitcoin payment date), representing his 2021 base salary as Riot’s Executive Chairman of $240,000 cash, plus 10 Bitcoin, prorated based on his May 24, 2021 employment start date; and (b) $64,668 in director fees paid to him as compensation for his service as an independent director on the Board for 2021, prior to his appointment as Executive Chairman on May 24, 2021.

(17)	The 2021 AIP bonus for Mr. Yi includes $247,036 in cash and 10.293 Bitcoin, with an aggregate fair value of $485,117, measured as of December 31, 2021.
(18)	Reflects the amounts paid on behalf of Mr. Yi in 2021 for medical insurance coverage after his appointment as Riot’s Executive Chairman on May 24, 2021, at a total cost of $5,331 in 2021.
(19)	Reflects the amounts paid on behalf of Mr. Harris in 2022 for medical insurance coverage of $6,968 and living expenses in the amount of $10,385.

Grants of Plan-Based Awards Table for Fiscal Year 2022
The following table presents, for each of our named executive officers for the year ended December 31, 2022, information concerning each grant of a plan-based equity award made during the year ended December 31, 2022. This information supplements the information about these awards set forth in the foregoing Summary Compensation Table.
Name	Grant Date	Type of Award(3)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) (#)
			Target ($)	Target ($)	Maximum ($)
Jason Les Chief Executive Officer (Principal Executive Officer)	January 18, 2022	AIP	586,358(5)	—	—	—	—
	September 27, 2022	RSA	—	—	—	2,971,768	20,297,175
Jeffrey McGonegal Chief Financial Officer (former)	January 18, 2022	AIP	360,000	—	—	—	—
	September 27, 2022	RSA	—	—	—	222,883	1,522,291
Colin Yee Chief Financial Officer (Principal Financial Officer)	January 18, 2022	AIP	228,333	—
	April 13, 2022	RSU	—	—	—	100,565	1,610,046
	July 13, 2022	PSU	—	242,000	242,000	—	1,193,060
	September 27, 2022	RSA	—	—	—	74,294	507,428
Benjamin Yi Executive Chairman	January 18, 2022	AIP	586,358(6)	—	—	—	—
	September 27, 2022	RSA	—	—	—	2,971,768	20,297,175
William Jackman EVP and General Counsel	January 18, 2022	AIP	358,333	—	—	—	—
	September 27, 2022	RSA	—	—	—	742,942	5,074,294
Chad Everett Harris EVP and Chief Commercial Officer (former)	January 18, 2022	AIP	358,335	—	—	—	—
	September 27, 2022	RSA	—	—	—	742,942	5,074,294
(1)
The Compensation Committee grants non-equity incentive plan awards to its named executive officers under the AIP on an annual basis pursuant to an employment agreement between the Company and the named executive officer. The target amount for each named executive officer’s AIP award for the year ended December 31, 2022, was set at 100% of the named executive officer’s base salary, based on the Compensation Committee’s evaluation of the named executive officer’s individual performance during the year. There are no minimum award thresholds or maximum award amounts established under the AIP, and individual named executive officers’ AIP bonuses are determined based on the Compensation Committee’s assessment of their achievement of individual performance objectives during the year. See the discussion of the AIP in the Compensation Discussion and Analysis on page 29.

(2)
The vesting schedule for each RSA award is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below, and the vesting conditions applicable to PRSA awards are discussed below, see “Equity Compensation Plan Information” on page 43.

(3)
As of September 27, 2022, the Company converted on a one-for-one basis all outstanding restricted stock units (RSUs and PSUs) granted to named executive officers under the Company’s 2019 Equity Plan into restricted shares of the Company’s common stock (RSAs and PRSAs). The type of award listed in this Proxy Statement is titled based on grant date identification.

(4)
In accordance with SEC requirements, these amounts reflect the aggregate grant date fair value based upon achievement of the target performance goal, excluding the effect of estimated forfeitures. The amounts reported do not reflect compensation actually received by the named executive officers. Any and all unearned PRSAs that have not been achieved as of December 2023 will be forfeited by the named executive officer

(5)
Mr. Les’ base salary for 2022 was increased in June 2022 from $240,000 cash and 10 Bitcoin to $550,000 and 10 Bitcoin, the 2022 AIP Target amount for Mr. Les was $420,833.38 cash and 10 Bitcoin (or $165,475, based on the average price of one Bitcoin on December 31, 2022). The actual U.S. Dollar amount of the Bitcoin ultimately awarded to Mr. Les under the AIP for 2021 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table

(6)
Mr. Yi’s base salary for 2022 was increased in June 2022 from $240,000 cash and 10 Bitcoin to $550,000 and 10 Bitcoin, the 2022 AIP Target amount for Mr. Les was $420,833.38 cash and 10 Bitcoin (or $165,475, based on the average price of one Bitcoin on December 31, 2022). The actual U.S. Dollar amount of the Bitcoin ultimately awarded to Mr. Yi under the AIP for 2021 is disclosed in the “Non-Equity Incentive Plan Compensation” column of the foregoing Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End Table
The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2022:
Name	Grant Date	Type of Award(1)	Non-Equity Incentive Plan Stock Awards		Equity Incentive Plan Awards
			Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Number of Unearned and Unvested Shares or Units of Stock That Have Not Vested	Market Value of Unearned and Unvested Shares or Units of Stock That Have Not Vested(2)
			#	($)	#	($)
Jason Les(3) Chief Executive Officer (Principal Executive Officer)	August 12, 2021	PRSA	—	—	378,334	1,282,552
	September 27, 2022	RSA	2,971,768	10,074,294	—	—
Jeffrey McGonegal(4) Chief Financial Officer (former)	August 12, 2021	PRSA	—	—	323,334	1,096,102
	September 27, 2022	RSA	222,883	755,573	—	—
Benjamin Yi(5) Executive Chairman	August 12, 2021	PRSA	—	—	378,334	1,282,552
	May 24, 2022	RSA	2,971,768	10,074,294	—	—
Colin Yee(6) Chief Financial Officer (Principal Financial Officer)	April 12, 2022	RSA	75,423	255,684	—	—
	July 13, 2022	PRSA	—	—	242,000	820,380
	September 27, 2022	RSA	74,294	251,857	—	—
William Jackman(7) EVP and General Counsel	August 12, 2021	PRSA	—	—	242,000	820,380
	September 27, 2022	RSA	742,942	2,518,573	—	—
Chad Everett Harris(8) EVP and Chief Commercial Officer (former)	August 12, 2021	PRSA	—	—	242,000	820,380
	August 12, 2022	RSA	742,942	2,518,573	—	—
(1)
All awards were granted under the 2019 Equity Plan pursuant to equity award agreements between the named executive officer and the Company as of the Grant Date shown. RSAs vest upon specified vesting dates (e.g., vesting in arrears following the end of each fiscal quarter completed after the grant date), provided the recipient’s service with the Company has not ceased prior to the vesting date. Unvested PRSAs are eligible to vest upon the Company’s achievement of the Performance Objectives specified under the Performance Plan, provided the recipient’s service with the Company has not ceased prior to the date the Compensation Committee certifies the achievement of the Performance Objectives (or a portion thereof) relating to the Target Award. For additional information regarding the Performance Plan, see “Equity Compensation Plan Information” on page 43 of this Proxy Statement. Subject to any provisions relating to accelerated vesting upon a change in control or post-termination, unvested RSAs and PRSAs are subject to forfeiture if a separation from service occurs prior to the vesting event. See “Potential Post-Employment Benefits” under on page 46 of this Proxy Statement.

(2)	Based on the closing price per share of our Common Stock on December 30, 2022 of $3.39, as reported on the Nasdaq Capital Market.
(3)
Mr. Les’s outstanding equity awards as of December 31, 2022 include: (a) 2,971,768 RSAs granted on September 27, 2022 in connection with Mr. Les’ service as CEO which vest as to one half on June 1, 2023 and June 1, 2024, and (b) 378,334 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan established by the Compensation Committee under the Company’s 2019 Equity Plan. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives under the Performance Plan, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.

(4)
Includes: (a) 222,883 RSAs granted on September 27, 2022 in connection with Mr. McGonegal’s continued service with the Company which vested in total as of February 23, 2023, and (b) 323,334 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan established by the Compensation Committee under the Company’s 2019 Equity Plan. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives under the Performance Plan, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.

(5)
Includes: (a) 2,971,768 RSAs granted on September 27, 2022 in connection with Mr. Yi’s service as Executive Chairman which vest as to one half on June 1, 2023 and June 1, 2024, and (b) 378,334 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan established by the Compensation Committee under the Company’s 2019 Equity Plan. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives under the Performance Plan, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.

(6)
Includes: (a) 75,423 RSAs granted on April 12, 2022 in connection with Mr. Yee’s service with the Company which vest quarterly through April 12, 2024, (b) 242,000 unvested PRSAs which were originally granted on July 13, 2022 pursuant to the Performance Plan established by the Compensation Committee under the Company’s 2019 Equity Plan, and (c) 74,294 RSAs granted on September 27, 2022 in connection with Mr. Yee’s continued service as the Company’s CFO which vest as to one half on June 1, 2023 and June 1, 2024. The vesting of PRSAs is contingent upon Riot’s achievement of specified Performance Objectives under the Performance Plan, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.
(7)
Includes: (a) 742,942 RSAs granted on September 27, 2022 in connection with Mr. Jackman’s service as EVP and General Counsel which vest as to one half on June 1, 2023 and June 1, 2024, and (b) 242,000 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan established by the Compensation Committee under the Company’s 2019 Equity Plan. The vesting of PRSAs is contingent upon Riot’s achievement of Performance Objectives under the Performance Plan, and the final number of vested PRSAs may be less than the Target Award, depending on the Company’s future performance.

(8)
Mr. Harris is no longer the Company’s Chief Commercial Officer, however, as of December 31, 2022 his outstanding equity included: (a) 742,942 RSAs granted on September 27, 2022 in connection with Harris’s service as Chief Commercial Officer which were scheduled to vest as to one half on June 1, 2023 and June 1, 2024, and (b) 242,000 unvested PRSAs which were originally granted on August 12, 2021 pursuant to the Performance Plan established by the Compensation Committee under the Company’s 2019 Equity Plan. Effective as of the date of his departure from Riot on February 1, 2023 Mr. Harris forfeited 742,942 RSAs and 218,000 PRSAs.

Option Exercises and Stock Vested Table
The following table presents, for each of the named executive officers, the number of shares of Riot’s common stock underlying the stock options, stock grants which vested during 2022, as well as the aggregate value realized upon the exercise of such vested options and the settlement of such vested of stock grants.
Name	Type of Award	Option Awards		Stock Awards(1)
		Number of Shares Acquired Upon Exercise	Value Realized Upon Exercise	Number of Shares Acquired Upon Vesting	Value Realized Upon Vesting (2)
		(#)	($)	(#)	($)
Jason Les Chief Executive Officer (Principal Executive Officer)	RSA	—	—	6,250	139,563
	PRSA	—	—	96,666	1,564,430
Jeffrey McGonegal Chief Financial Officer (Former)	RSA	—	—	5,000	82,850
	PRSA	—	—	82,666	1,339,570
Colin Yee Chief Financial Officer (Principal Financial Officer)	RSA	—	—	25,142	139,035
Benjamin Yi Executive Chairman	RSA	—	—	7,500	161,475
	PRSA	—	—	96,666	1,564,430
William Jackman EVP and General Counsel	RSA	—	—	5,316	70,526
	PRSA	—	—	62,000	1,008,820
Chad Everett Harris EVP and Chief Commercial Officer (Former)	RSA	—	—	4,975	108,206
	PRSA	—	—	62,000	1,008,820
(1)
Calculated by multiplying (i) the fair market value of Riot’s common stock on the vesting date, which was determined using the closing price on the Nasdaq Capital Market of a share of Riot’s common stock on the date prior to the day of vesting, or if such day falls on a weekend or holiday, on the immediately preceding trading day, by (ii) the number of shares of Riot’s common stock underlying the vested RSA or PRSA, as appropriate.

Securities Authorized for Issuance Under Equity Compensation Plans
The Company currently has one equity compensation plan, the 2019 Equity Plan, as amended. On July 27, 2022, the Company’s stockholders approved the Third Amendment, which increased the number of shares of the Company’s common stock reserved for issuance by 10,000,000 shares. The Company currently provides stock-based compensation to employees, directors and consultants under the 2019 Equity Plan, as approved by the Company’s stockholders on October 23, 2019, and on November 12, 2020 with respect to the First Amendment, on October 19, 2021 with respect to the Second Amendment, and on July 27, 2022 with respect to the Third Amendment. The Company’s previous 2017 Stock Incentive Plan, as amended (the “2017 Plan”), was replaced by the 2019 Plan, with the 2017 Plan continuing to govern the then outstanding grants and awards for 12,000 options and 114,103 shares of restricted common stock. No additional grants can be made under the 2017 Plan. The Company has reserved 2,895,050 common shares for issuance under the 2019 Plan.
The following table provides information as of December 31, 2022, about the shares of common stock that may be issued upon the vesting of performance and non-performance based restricted common stock under the 2019 Equity Plan:
Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted common stock	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	—	$4.09	2,895,050
Equity compensation plans not approved by security holders	—	—	—
Total	—	$4.09	2,895,050
Equity Compensation Plan Information
The Riot Blockchain, Inc. 2019 Equity Plan, as amended
The Company currently has one equity compensation plan, the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as approved by the stockholders at the 2019 Annual General Meeting of stockholders, including the First Amendment to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as approved by the stockholders at the 2020 Annual General Meeting of stockholders (collectively, the “2019 Equity Plan”). Under the 2019 Equity Plan, the Company may provide stock-based compensation to employees, directors and consultants. The Company’s previous 2017 Stock Incentive Plan, as amended, (the “2017 Equity Incentive Plan”), was replaced by the 2019 Equity Plan, with the 2017 Equity Incentive Plan continuing to govern the then outstanding grants and awards for 12,000 options and 288,603 shares of restricted common stock made under the 2017 Equity Incentive Plan. As of the date of adoption of the 2019 Equity Plan, no additional grants may be made under the 2017 Equity Incentive Plan. As approved by the Company’s stockholders at the 2019 Annual General Meeting, the Company reserved 3,600,000 shares of its common stock for issuance under the 2019 Equity Plan, and, as approved by the Company’s stockholders at the 2020 Annual General Meeting, the number of shares reserved for issuance under the 2019 Equity Plan was increased by 3,500,000 additional shares, and as approved by the Company’s stockholders at the 2021 Annual General Meeting, the Company reserved 10,000,000 additional shares. As of the date of this Proxy Statement, the Company has granted awards of 19,343,064 shares of restricted stock and, as discussed under the following section, of performance-based shares of restricted stock, under the 2019 Equity Plan which are, upon vesting and settlement by the Company, convertible into an equal number of shares of the Company’s common stock.
Time-Based Shares
Under the 2019 Equity Plan, the Compensation Committee authorizes and administers grants of time-based restricted shares of Riot Common Stock RSAs. RSAs are made primarily for retention purposes and as a recruitment mechanism. They are granted to all executive officers, including the named executive officers. RSAs represent the right to receive one unrestricted share of Riot’s Common Stock upon vesting, subject to a continued service requirement. RSAs typically vest in equal quarterly tranches following the grant date, subject to continued service through each vesting date. Because RSAs vest depending on the award recipient’s continuous service with the Company through the vesting date, we believe RSAs provide a strong incentive to award recipients to remain with the Company for the long term, helping the Company retain the top talent needed to continue advancing on the Company’s strategic objectives. Further, because the value of RSAs depends on the market price of the Company’s Common Stock at the time vested RSUs are settled in shares of Common Stock, we believe RSAs help to better align the interests of our employees, named executive officers, directors, and service providers with those of our stockholders.
On September 27, 2022, we converted on a one-for-one basis all then outstanding Time-based RSUs previously granted under the 2019 Equity Plan into equal awards of Time-based restricted shares of the RSAs pursuant to each person’s RSA award agreement. This change did not alter the underlying value of shares awarded.
Performance-Based Shares
In August 2021, the Compensation Committee and the Board adopted a performance-based restricted stock unit plan (the “Performance Plan”) under the 2019 Equity Plan, under which we establish specific financial performance measures and their relative weighting and associated targets and thresholds, which serve as the basis for measuring how we perform and for determining the grant of performance-based restricted stock units (“PSUs”) to eligible employees. The Performance Plan aligns the interests of our employees, including our named executive officers, with the long-term operational objectives of the Company PSUs represent the right to receive one share of the Company’s Common Stock for each vested PSU. Each eligible employee is granted a “Target Award” of unvested PSUs when she or he is added to the Performance Plan, which are eligible to vest upon the Company’s achievement of Performance Objectives throughout the Performance Period, subject to the recipient’s continued service with the Company through each vesting date. In 2021, all of our named executive officers received a grant of PSUs under the Performance Plan.
On September 27, 2022, we converted on a one-for-one basis all then outstanding Performance-based RSUs previously granted under the 2019 Equity Plan performance-based restricted shares of the Company’s common stock (“PRSAs”) pursuant to each person’s RSA award agreement (as further discussed below).
In connection with the Performance Plan, a form of performance-based restricted award agreement was approved (the “Performance Award Agreement”) under the 2019 Equity Plan, which were eligible to vest during the two-year performance period ending December 31, 2023 (the “Performance Period”) based upon the Company achieving certain performance goals, as further described below. Targets were set at levels we believe require significant effort on the part of executives and represent a high level of execution and growth based on prior-year performance results, existing business conditions, the markets in which we participate and our outlook.
Performance Plan Eligibility
Under the Performance Plan, a named executive officer (and any other Company employee participating in the Performance Plan) was granted a Target Award of unvested PRSAs after she or he became eligible and is added to the Performance Plan. Individuals become eligible to participate in the Performance Plan after completing 90 days of continuous employment with the Company. Eligible employees (including named executive officers) are added to the Performance Plan and granted a Target Award of unvested PRSAs as of the first trading day of the first fiscal quarter following the date they become eligible to participate in the Performance Plan. Each eligible employee’s Target Award is eligible to vest during the Performance Period upon the Company’s achievement of Performance Objectives, as explained below.
Vesting of Target Awards
Under the Performance Plan, each Target Award is divided into two Performance Objectives: (i) the Infrastructure Development Target; and (ii) the Adjusted EBITDA Target.
Infrastructure Development Target
The “Infrastructure Development Target” relates to the Company’s successful development and monetization of up to 1,500 megawatts (“MW”) of Bitcoin mining and hosting infrastructure. The Infrastructure Development Target is further divided into fifteen 100 MW project units generally corresponding to one 100 MW Bitcoin mining structure owned and operated by the Company (each, a “Project Unit”). A Project Unit may only be achieved once, and only those Project Units which have not been achieved as of the date the employee is added to the Performance Plan. Each Project Unit consists of the following three milestone goals:
1.
Installation of High-Voltage Energy Infrastructure. One-third of the Project Unit will vest upon the successful installation of the electricity transmission infrastructure interconnected to grid and capable of delivering usable power to the Bitcoin mining structure.

2.
Development of Miner-Ready Infrastructure. One-third of the Project Unit will vest upon the successful development of a miner-ready building, which is deemed to occur when a Bitcoin mining structure has: (i) sufficient racking installed to house miners capable of utilizing the full usable electrical capacity of the building; (ii) highspeed internet and electrical power (including all of the medium and low voltage equipment necessary to deliver power to operating miners) connected to the racks; and (iii) the cooling system (air or immersion) installed and ready for operation.

and
3.
Monetization of Capacity. One-third of the Project Unit will vest upon the installation and operation of miners (whether the Company’s miners deployed in a self-mining capacity, or third-party miners installed in a hosted capacity) utilizing the full usable power capacity of the Miner-Ready Infrastructure installed at the Bitcoin mining structure.

The Compensation Committee assesses the Company’s achievement of the Infrastructure Development Target (and thus, the vesting of PRSAs allocated to the Project Units under the Infrastructure Development Target) on a quarterly basis, once results for the preceding fiscal quarter are available for the Compensation Committee’s review. Accordingly, the PRSAs allocated to the portions of the Project Unit(s) achieved during the preceding fiscal quarter will vest upon on the Compensation Committee’s certification that such portions of the Project Unit(s) have been achieved, provided the award recipient remains employed by the Company through the date the Compensation Committee certifies such achievement.
Adjusted EBITDA Target
The “Adjusted EBITDA Target” relates to the Company’s achievement of financial performance objectives established by the Board based on increases in the Company’s annual Adjusted EBITDA. EBITDA refers to earnings before interest, taxes, depreciation and amortization and Adjusted EBITDA is a non-GAAP financial measure used by the Board to assess performance. The Adjusted EBITDA Target is divided into ten $50 million Adjusted EBITDA milestones (i.e., up to $500 million in total added Adjusted EBITDA), each of which can only be achieved once during the Performance Period. The Compensation Committee assesses the Company’s achievement of Adjusted EBITDA milestones annually, and PRSAs relating to the Adjusted EBITDA Target vest upon the Compensation Committee’s certification that an Adjusted EBITDA milestone has been achieved. Any unvested PRSAs allocated to the Adjusted EBIDTA Target that are unvested as of the end of the Performance Period or the earlier end of the employee’s service with the Company will be forfeited. For more explanation of the Company’s use of Adjusted EBITDA, see the discussion under the heading “Non-GAAP Measures” in the MD&A under Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
The exact number of shares issuable pursuant to the Performance-based Restricted Stock award agreement depends on level of the Company’s performance against the Infrastructure Development Target and Adjusted EBITDA target, as determined by the Compensation Committee during the Performance Period, and in general can range from 0% to 100% of the target number of PRSAs awards, depending on the level of achievement of the Infrastructure Development Target and Adjusted EBITDA targets.
Forfeiture of Unvested Performance Shares
If the Infrastructure Development Target or Adjusted EBITDA target have not been met by the end of the Performance Period, any unvested Performance Awards are forfeited. The foregoing description is subject to, and qualified in its entirety by, the information contained in the Form 8-K, filed August 16, 2021.
Conversion of all Outstanding Performance RSUs into Performance-Based Shares of Restricted Stock
On September 27, 2022, we converted all then outstanding PSU awards previously granted under the 2019 Equity Plan into equal awards of performance-based restricted shares of the Company’s common stock (“PRSAs”) pursuant to each person’s RSA award agreement. These shares are eligible to vest, if at all, based on the Company’s achievement, during the performance period ending December 31, 2023, of performance objectives established under the performance plan, and are subject to forfeiture until vested, with any shares remaining unvested as of the end of the performance period automatically forfeited without consideration.
Through the life, thus far, of the performance plan, up to the filing of this Proxy Statement, the Compensation Committee has determined that the performance objectives for a total of 1,496,303 PRSAs granted to our officers and employees under the Performance Plan have been achieved; and, therefore, that these 1,496,303 PRSAs have become vested and were eligible to be settled by the Company under the 2019 Equity Plan.
Change In Control Policy
We believe that to properly motivate and incentivize our executive team in the event of a change in control and to the possibility of a termination without “cause” or a termination with “good reason,” a standardized “double trigger” change in control and severance policy is critical. We have agreed to provide payments and benefits to our named executive officers and certain other executive officers in the event of a termination without “cause” or by the officer for “good reason” following a change in control transaction. Our Compensation Committee approves all change in control compensation and periodically evaluates the appropriateness of such compensation in light of advice from the Board’s new compensation advisers, Compensia, as well as the directors’ evaluation of the Company, its competitors, and the Bitcoin mining industry generally. We believe that these change in control benefits assist to maximize stockholder value and maintain our named executive officers’ focus in the period prior to, during and after the change in control event.
Potential Post-Employment Benefits
The following table discloses the potential payments upon termination or change in control that would have been received by our named executive officers, had a termination event occurred on December 31, 2022, based on the terms of the applicable employment agreements and equity award agreements that were in effect on that date. The table assumes that any equity awards that vest in connection with the applicable triggering event that are subject to performance conditions are earned at the target level of performance within the applicable period except as may be noted otherwise, and values equity awards based on the closing price of a share of our common stock on December 30, 2022, of $3.39, as reported on the Nasdaq Capital Market. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officers, amounts would only be known at the time that he or she becomes entitled to such payment.
	Termination Event
Named Executive Officer	Termination For Cause or Without Good Reason	Termination Without Cause or For Good Reason	Death or Disability(2)	Change in Control (Single Trigger)	Change in Control (Double Trigger)(3)
Benefit(1)	($)	($)	($)	($)	($)
Jason Les, Chief Executive Officer
Severance	—	1,298,570	737,144	—	2,994,403
Restricted Stock	—	10,074,294	—	—	10,074,294
Options	—	—	—	—	—
Total	—	11,372,864	737,144	—	13,068,697
Jeffrey McGonegal, Chief Financial Officer (former)
Severance	—	540,000	496,800	—	570,000
Restricted Stock	—	775,573	775,573	—	775,573
Options	—	—	—	—	—
Total	—	1,315,573	1,315,573	—	1,345,573
Colin Yee(4), Chief Financial Officer
Severance	—	—	—	—	—
Restricted Stock	—	—	—	—	—
Options	—	—	—	—	—
Total	—	—	—	—	—

	Termination Event
Named Executive Officer	Termination For Cause or Without Good Reason	Termination Without Cause or For Good Reason	Death or Disability(2)	Change in Control (Single Trigger)	Change in Control (Double Trigger)(3)
Benefit(1)	($)	($)	($)	($)	($)
Benjamin Yi, Executive Chairman
Severance	—	1,298,570	737,144	—	2,994,403
Restricted Stock	—	10,074,294	—	—	10,074,294
Options	—	—	—	—	—
Total	—	11,372,864	737,144	—	13,068,697
William Jackman, EVP and General Counsel
Severance	—	800,000	500,000	—	1,433,333
Restricted Stock	—	2,518,573	—	—	2,518,573
Options	—	—	—	—	—
Total	—	3,318,573	500,000	—	3,951,906
Chad Everett Harris(5), EVP and Chief Commercial Officer (former)
Severance	—	800,000	800,000	—	800,000
Restricted Stock	—	—	—	—	2,518,573
Options	—	—	—	—	—
Total	—	800,000	800,000	—	3,318,573
(1)
“Severance” excludes the cost of COBRA coverage, However, it includes the named executive officer’s AIP bonus, because the amount of the AIP target bonus granted to the named executive officer varies, the target is set at 100% of each named executive officer’s salary as of December 31, 2022. The AIP target bonus is contingent upon the future achievement of performance objectives that cannot be reasonably predicted; further, the named executive officer’s AIP performance target (i.e., the maximum percentage of the named executive officer’s base salary that can be achieved as an AIP bonus for the applicable year) is set each year by the Compensation Committee based on contemporaneous business expectations and conditions, which likewise cannot be reasonably predicted. The severance for Mr. Les and Mr. Yi includes Bitcoin salary in the amount of 10 Bitcoin per year, calculated using the December 31, 2022 Bitcoin price of $16,547.50. Such AIP target bonuses exclude any Bitcoin compensation to which Mr. Les and Mr. Yi may be entitled to earn. “Restricted Stock” includes time-based restricted stock (RSAs) granted under and subject to the terms and conditions of the 2019 Equity Plan but excludes performance-based restricted stock (PRSAs) granted pursuant to the performance-based restricted stock plan established under the 2019 Equity Plan, as the value of PRSAs varies greatly due to the amount and vesting of the PRSA awards granted to the named executive officer being contingent upon the Company’s future achievement of specified, and challenging, performance objectives, the achievement of which cannot be reasonably predicted.

(2)	Assumes death or disability as of December 31, 2022 and AIP compensation at maximum payout.
(3)
We have a “Double-Trigger” Change in Control policy that applies to all compensation paid or payable to our named executive officers (and other employees), including any equity compensation paid or payable under the 2019 Equity Plan, which governs all our currently outstanding equity awards. Accordingly, a Change in Control (as defined in the 2019 Equity Plan) does not automatically trigger any Severance, accelerated vesting of equity-based awards, or any other post-employment benefits without a subsequent qualifying separation from service, diminution in responsibilities, or other “Good Reason” termination event (as defined in the 2019 Equity Plan). If a Change in Control is followed by a subsequent qualifying separation from service with the period specified under our agreements with the named executive officer (generally six to twelve months following the Change in Control), the vesting of any unvested RSUs held by the named executive officer as of the Change in Control is automatically accelerated such that the unvested RSAs are deemed to have vested as of immediately prior to the consummation of the applicable Change in Control event. No severance is due to the named executive officer following a Change in Control unless a subsequent qualifying separation from service occurs.

(4)	Under the Consulting Agreement between Riot and Clear Lake Capital, neither Clear Lake Capital or Mr. Yee are eligible for potential post-employment benefits.
(5)
Mr. Harris ceased to serve as Riot’s Chief Commercial Officer and was removed from all other positions with the Company, and its subsidiaries. His actual severance amount was $433,973 and his post-employment benefits are more fully described under “Executive Employment Agreements”.

Clawback Policy
We believe that it is important to foster and maintain a culture that emphasizes integrity and accountability. For this reason, we enter into executive employment agreements with our named executive officers that provide the Company with the ability to recover certain incentive compensation paid or payable to named executive officers under certain circumstances, such as a material restatement of all or a portion of our financial statements caused by or partially caused by the named executive officer’s misconduct (the “Clawback Policy”). The Clawback Policy generally permits us to require that any current or former named executive officer who is (or was) subject to Section 16 of the Exchange Act repay certain cash-based incentive compensation or performance-based equity compensation to the Company if the Compensation Committee determines that such named executive officer’s misconduct caused or partially caused the Company to restate all or a portion of its financial statements within the applicable period from the original filing date of the restated financial statements. If the Compensation Committee determines that any such cash-based incentive compensation or performance-based equity compensation would have been less had they been calculated based on the restated results, and further determines that fraud, gross negligence, or intentional misconduct by any such named executive officer caused or partially caused such restatement, and that it is in our best interests to recover all or a portion of the excess amount of cash-based incentive compensation or performance-based equity compensation received (or to be received) by such named executive officer, the Compensation Committee may seek to recover the difference between the amounts awarded or paid (or to be awarded or paid) and the amounts that would have been awarded or paid based on the restated results.
We expect to modify our current policies to reflect the applicability of the Nasdaq Rules implementing the final rule promulgated by the SEC for recovery of erroneously awarded compensation once applicable to Riot.
Insider Trading, Hedging and Pledging Policies
Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security (whether issued by us or another company) while such person is aware of material non-public information (except pursuant to an approved 10b5-1 trading plan), or from providing such material non-public information to any person who may trade while aware of such information. We also have procedures that require trades by directors and executive officers to be pre-cleared by our General Counsel or his staff before trading in Company stock.
Additionally, our Insider Trading Policy strongly discourages our directors and executive officers from participating in hedging or monetization transactions (through financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) and requires any Insider, as defined in the Insider Trading Policy, to request preclearance and approval by the Compliance Officer. Further, the Insider Trading Policy prohibits holding Riot stock in a margin account. Directors and executive officers may pledge Riot stock as collateral for a loan or investment, however, to mitigate any risk created by such actions, directors and executive officers are permitted to pledge only if the maximum aggregate loan or investment amount collateralized by such pledge of Riot securities does not exceed twenty-five percent (25%) of the total value of the pledged Riot securities.
Tax and Accounting Considerations
Accounting Treatment
We recognize a non-cash charge to earnings for accounting purposes for equity awards. We expect that our Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution and overhang when deciding the amounts and terms of equity grants.
Deductibility of Executive Compensation
The Internal Revenue Code (the “Code”) Section 162(m) may limit the amount that we may deduct from our federal income taxes for compensation paid to certain of our current or former executive officers who qualify as “covered employees” within the meaning of Code Section 162(m) to one million dollars per executive officer per year. While we are mindful of the benefit of the full deductibility of compensation, we believe that we should not be constrained by the requirements of Code Section 162(m) where those requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, we have not adopted a policy that would require that all compensation be deductible, though we do consider the deductibility of compensation when making compensation decisions. We may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.
Taxation of Parachute Payments and Deferred Compensation
We have no obligation to provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of

Section 280G, 4999, or 409A of the Code, however, we may provide additional payments to cover taxes due in connection with the vesting and settlement of RSA (both time based and performance based) awards, or otherwise provide for net settlement of vested RSAs to cover the state and federal taxes due thereon, as permitted under the 2019 Equity Plan and approved by the Compensation Committee. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also may impose significant taxes on a service provider in the event that they receive deferred compensation that does not comply with the requirements of Section 409A of the Code. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A of the Code.
Risk and Analysis of Compensation Plans
The Compensation Committee engaged Compensia to assess and determine whether the design and operation of our compensation policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on our Company. In assessing our policies and practices, the following factors among others were analyzed: the design; size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, equity award clawbacks, the quality and mix of performance-based and “at risk” compensation; various policies such as trading, severance, and benefits, and governance. After reviewing the analysis performed by Compensia, we concluded that any potential risks arising from our employee compensation policies and practices, including our executive compensation programs, are not reasonably likely to have a material adverse effect on our company.
CEO Pay Ratio
We are required under Item 402(u) of Regulation S-K to calculate and disclose our “CEO pay ratio”. We conduct our business within the continental United States and as of December 31, 2022, had 489 employees, of whom approximately 0.8% are located outside the United States. We have not excluded employees located outside the United States when identifying the median employee.
For 2022, the median annual total compensation of all employees of the Company, excluding our CEO, was $50,960, and the annual total compensation of our CEO was $21,500,269, as reported in the “Summary Compensation Table” on page 38 of this Proxy Statement. Accordingly, the ratio of our CEO’s annual total compensation to the median annual compensation of all employees (excluding the CEO) was 422:1.
We used total compensation to determine the median employee, which includes (i) annual base salary plus annual incentives paid to salaried employees and (ii) hourly salary rate times annual hours plus additional adjustments for annual incentives, shift differentials, actual overtime rates, and other cash allowances paid to hourly employees and any equity granted to eligible employees.
The ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The Company notes that its ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

Pay vs. Performance
The following tables summarize the relationship between executive compensation for our principal executive officer (also known as our “CEO”), other NEOs, and financial performance measures for the Company’s three (3) most recently completed fiscal years, calculated in accordance with Item 402(v) of Regulation S-K. The disclosure included in this section is prescribed by SEC rules and Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and it does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and compensation paid to its NEOs. For discussion of how Riot views its executive compensation, including alignment with the Company’s performance, see “Compensation Discussion and Analysis” beginning on page 29 of this Proxy Statement. Please review the tables and associated narrative and graphical disclosure together for a more complete presentation of such relationship over the periods presented.
Year	Summary Compensation Table Total for Mr. Les(1) ($)	Summary Compensation Table Total for Mr. McGonegal(2) ($)	Compensation Actually Paid to Mr. Les(3) ($)	Compensation Actually Paid to Mr. McGonegal(3) ($)	Average Summary Compensation Table Total Paid to non-PEO NEOs(4) ($)	Average Compensation Actually Paid to non-PEO NEOs(3)(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (loss) (in thousands) ($)	Company Selected Measure Adjusted EBITDA (in thousands)(6) ($)
							TSR ($)	Peer Group TSR(5) ($)
2022	21,500,269	—	4,979,102	—	7,788,383	377,785	302.68	105.56	(509,553)	(67,193)
2021	21,876,868	18,196,470	23,262,732	10,634,670	17,197,333	12,682,777	1,993.75	134.57	(15,437)	74,909
2020	—	698,581	—	1,934,593	401,970	2,243,803	1,516.96	118.36	(14,107)	(7,769)

(1)
Mr. Les became the CEO of Riot and its principal executive officer on February 8, 2021, succeeding Mr. McGonegal. Amounts reported for fiscal year 2021 include all compensation paid to Mr. Les during the year, as reported on the Summary Compensation Table (“SCT”), in their entirety.

(2)
Mr. McGonegal served as Riot’s CEO (principal executive officer) from February 15, 2019, and as CEO and Chief Financial Officer (principal financial officer) (“CFO”) from his appointment as of August 15, 2019, until he was succeeded by Mr. Les as CEO. Thereafter, Mr. McGonegal continued in his role as CFO until his retirement and transition to his present role as Senior Advisor to the Company as of September 26, 2022. Accordingly, the amounts reported for fiscal year 2021 include the total compensation paid to Mr. McGonegal for fiscal year 2021, as reported on the SCT, in their entirety.

(3)	Compensation Actually Paid (“CAP”) reflects the total compensation reported in the SCT for the applicable year adjusted to include or exclude the amounts shown in the tables below for Riot’s NEOs:
PEO SCT to CAP Reconciliation – Jason Les

Year	Salary(i) ($)	Bonus and Non- Equity Incentive Compensation(i) ($)	Equity- Based Awards(ii) ($)	All Other Compensation(iii) ($)	Summary Compensation Table Total ($)	Exclusion of Stock Awards ($)	Inclusion of Equity Values(iv) ($)	Compensation Actually Paid ($)
2022	679,757	511,225	20,297,175	12,111	21,500,269	(20,297,175)	3,776,008	4,979,102
2021	631,887	1,085,963	20,155,500	3,518	21,876,868	(20,155,500)	21,541,364	23,262,732
PEO SCT to CAP Reconciliation – Jeffrey McGonegal (former)

Year	Salary ($)	Bonus and Non- Equity Incentive Compensation ($)	Equity- Based Awards(ii) ($)	All Other Compensation(iii) ($)	Summary Compensation Table Total ($)	Exclusion of Stock Awards ($)	Inclusion of Equity Values(iv) ($)	Compensation Actually Paid ($)
2021	354,077	601,931	17,229,300	11,162	18,196,470	(17,229,300)	9,667,500	10,634,670
2020	294,103	90,000	300,000	14,478	698,581	(300,000)	1,536,012	1,934,593
Average NEO SCT to CAP Reconciliation – (Non-PEO)(4)

Year	Salary(i) ($)	Bonus and Non- Equity Incentive Compensation(i) ($)	Equity-Based Awards(ii) ($)	All Other Compensation(iii)	Summary Compensation Table Total ($)	Exclusion of Stock Awards ($)	Inclusion of Equity Values(iv) ($)	Compensation Actually Paid ($)
2022	394,767	330,174	7,055,718	7,724	7,788,383	(7,055,718)	(354,880)	377,785
2021	312,057	502,159	16,355,155	27,962	17,197,333	(16,355,155)	11,840,599	12,682,777
2020	175,000	78,000	144,000	4,970	401,970	(144,000)	1,985,833	2,243,803

(i)	Includes cash and Bitcoin compensation, as identified and explained in greater detail in the SCT and the accompanying notes.
(ii)
Represents the value, calculated in accordance with FASB ASC Topic 718, of equity compensation paid during the indicated fiscal year under the Company’s 2019 Equity Incentive Plan, as amended, as reported in the SCT and the accompanying notes.

(iii)	Represents All Other Compensation paid during the indicated fiscal year, as reported in the SCT.
(iv)	The amounts in the Inclusion of Equity Values in the table above are derived from the amounts set forth in the Fair Value Equity Awards tables below.

PEO Fair Value Equity Awards – Jason Les
Year	Year End Fair Value of Equity Awards Granted During the Year That Remained Unvested as of Year ($)	Change in Fair Value from Prior Year to Current Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Inclusion of Equity Values ($)
2022	10,074,294	(5,706,698)	—	(591,588)	—	3,776,008
2021	8,513,312	—	2,461,784	10,566,268	—	21,541,364
PEO Fair Value Equity Awards – Jeffrey McGonegal (former)
Year	Year End Fair Value of Equity Awards Granted During the Year That Remained Unvested as of Year ($)	Change in Fair Value from Prior Year to Current Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Inclusion of Equity Values ($)
2021	7,212,590	—	2,119,770	335,140	—	9,667,500
2020	891,083	—	644,929	—	—	1,536,012
Average NEO Fair Value Equity Awards (Non-PEO)(4)
Year	Year End Fair Value of Equity Awards Granted During the Year That Remained Unvested as of Year ($)	Change in Fair Value from Prior Year to Current Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Inclusion of Equity Values ($)
2022	3,348,135	(3,358,597)	27,606	(372,024)	—	(354,880)
2021	6,756,031	—	1,845,779	3,238,789	—	11,840,599
2020	1,989,070	—	—	(3,237)	—	1,985,833
(4)
The non-PEO NEOs reflected represent the following individuals for each fiscal year shown: 2022 – Mr. Yi, Mr. McGonegal, Mr. Yee, Mr. Jackman, and Mr. Harris; 2021 – Mr. Yi, Mr. McGonegal, Mr. Jackman, and Ms. Brooks; and 2020 – Ms. Brooks.

(5)
Reflects cumulative total shareholder return on our common stock (“TSR”) of the Russell 2000 Index, as of December 31, 2022, weighted according to capitalization at the beginning of each period for which a return is indicated. The Company does not have a peer group for the years 2022, 2021 or 2020, due to the relative nascence of its industry, and as such has utilized the Russell 2000. The Company has established a peer group, as identified in this Proxy Statement, for fiscal year 2023.

(6)
Adjusted EBITDA is a Non-GAAP financial measure used by the Board to assess performance. It is defined as our EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. It is presented as a supplement to, and not as a substitute for, or as superior to, the comparable measure under US GAAP, Net Income. Adjusted EBITDA has limitations as an analytical tool, and investors should not place undue weight on it when assessing the Company’s performance. See Appendix B for reconciliations of GAAP to adjusted EBITDA.

PAY-FOR-PERFORMANCE ALIGNMENT
The following table provides an unranked list of the most important financial performance measures used by our Compensation Committee to link the compensation actually paid to our CEO and other NEOs in 2022, calculated in accordance with SEC regulations, to Company performance. The role of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Total Shareholder Return
Net Income
Adjusted EBITDA (Company Selected Measure)
The following charts reflect the CAP over the three-year period ended December 31, 2022 and aligns trends in Riot’s TSR, net income, and Adjusted EBITDA results over the same period.
Compensation Actually Paid vs. Total Shareholder Return
Due to the relative nascence of our industry, we have not compared our performance against a self-constructed peer group or used a Published Industry Index. As identified in this Proxy Statement, we have established a peer group as of 2023. Below the graph shows a comparison of the TSR and the Russell 2000 Index assuming a $100 investment in the Company and in the Russell 2000 Index for the period starting December 31, 2019, that was held through the end of each year listed in the first table set forth above, as it compares to CAP. Historical stock performance is not necessarily indicative of future stock performance.

Compensation Actually Paid vs. Net Income
As shown in the chart below, the year-over-year changes in our CAP from fiscal year 2020 to 2021, and from fiscal year 2021 to 2022, generally tracked along the same trendline as our Net Income over the same period, increasing from 2020 to 2021 and decreasing from 2021 to 2022. This is largely due to our overall compensation mix, a large portion of which is equity-based and heavily impacted by our stock price. Year-over-year changes in PEO CAP over the same period is more pronounced due to the impact of equity-based compensation, which makes up a larger portion of the total target direct compensation paid to our PEOs than they do for our other NEOs and we issued a substantial initial service-based equity award to Mr. Les upon his appointment as CEO (PEO) as of February 8, 2021, in addition to the performance-based equity awards granted to all NEOs upon our adoption of a performance-incentive equity compensation program under our 2019 Equity Plan as of August 12, 2021, the fair value of which was recorded in fiscal year 2021.

Compensation Actually Paid vs. Adjusted EBITDA
As shown in the chart below, the year-over-year changes in our CAP from fiscal year 2020 to 2021, and from fiscal year 2021 to 2022, generally tracked along the same trendline as our Adjusted EBITDA over the same period, increasing from 2020 to 2021, and decreasing from 2021 to 2022. The decrease in Adjusted EBITDA is largely due to impairment charges to certain intangible assets, including the Bitcoin we hold following the decline in the market value of Bitcoin during the period, which the Company adjusted for in the fiscal year 2022. The changes in CAP are primarily due to our overall pay mix, a large portion of which is equity-based and heavily impacted by stock price, as discussed above.

Compensation and Human Resources Committee Report
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee oversees the Company’s compensation programs, policies and practices. The Compensation Committee has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee has recommended to the Board that the foregoing “Compensation Discussion and Analysis” be included in the Proxy Statement for this 2023 Annual General Meeting of stockholders.
Respectfully submitted,

The Compensation and Human Resources Committee of Riot Platforms, Inc.

Hannah Cho, Chair Hubert Marleau Lance D’Ambrosio

PROPOSAL NO. 4

APPROVAL OF THE FOURTH AMENDMENT TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 4,000,000.
Introduction
We are seeking stockholder approval of the Fourth Amendment (the “Fourth Amendment”) to the Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”) to increase the number of shares of our common stock, no par value per share, reserved for issuance under the 2019 Equity Plan by 4,000,000 shares. If our stockholders approve the Fourth Amendment, it will become effective on the date of such stockholder approval. If our stockholders do not approve the Fourth Amendment, we will only grant awards under the 2019 Equity Plan until the shares available for issuance thereunder are exhausted.
On the recommendation of our Compensation Committee, our Board unanimously approved the Fourth Amendment on May 31, 2022, subject to its approval by our stockholders at the Annual Meeting. The Fourth Amendment is intended to supplement the 2019 Equity Plan by increasing the number of shares available for issuance under the 2019 Equity Plan to our non-employee independent directors, officers, employees, personnel, and other eligible plan participants. A summary of the Fourth Amendment appears below under the heading “Summary Description of the Fourth Amendment” and a copy of the Fourth Amendment is attached as Appendix C to this Proxy Statement. We encourage you to read Appendix C in its entirety.
Our stockholders have previously approved at annual general meetings of our stockholders as follows: (a) in 2019, the 2019 Equity Incentive Plan under which 3,600,000 shares were reserved for issuance, respectively; (b) in 2020, the first amendment thereto under which 3,500,000 shares were reserved for issuance; (c) in 2021, the second amendment thereto under which 4,400,000 shares were reserved for issuance; and (d) in 2022, the third amendment thereto under which 10,000,000 shares were reserved for issuance. Through such amendments (up to the third amendment), there have been a cumulative of 21,500,000 shares reserved for issuance under the 2019 Equity Plan, and to date, there have been 19,343,065 shares issued under the 2019 Equity Plan.
We believe the reservation of an additional 4,000,000 shares pursuant to the Fourth Amendment, if approved by our stockholders, will provide us with a sufficient number of shares available for issuance under the 2019 Equity Plan to continue to provide a range of equity incentive tools and sufficient flexibility to permit us to make effective use of the share-based awards our stockholders authorize for incentive purposes.
Rationale for Amending the 2019 Equity Plan as Proposed
We are asking stockholders to approve the Fourth Amendment to increase the number of shares available for issuance under the 2019 Equity Plan by 4,000,000 additional shares to ensure we can continue to provide equity grants across our organization to employees and non-employee directors once the current share reserve is exhausted under the 2019 Equity Plan for the reasons stated below. Cryptocurrency industry in which we compete is a vibrant sector with an active and mobile talent pool and equity compensation is an integral part of employee compensation. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain executive officers, employees and non-employee directors in our highly competitive industry. Given the nascency of the Bitcoin Mining industry, we have to compete with more well-established industries to attract and retain talent. We believe that equity awards not only bring the best talent but align those individuals career goals with stockholders for long-term stockholder growth. Further, we believe equity awards, including performance equity awards, provide a strong incentive to our directors, officers, and employees to contribute materially to the growth of the Company by better aligning their interests with those of our stockholders.
The 2019 Equity Plan is our sole active plan for providing future equity incentives to eligible employees, directors and consultants. Following the adoption of the 2019 Equity Plan, as amended, we made regular equity awards to our directors, officers, and employees pursuant to the 2019 Equity Plan. In 2021 and 2022, we have been engaged in a significant period of growth as an organization, including our May 2021 acquisition of our wholly owned subsidiary, Whinstone US, Inc., and its more substantial employee base. In connection with this growth, we made additional equity awards to our employees, officers, and directors, including those of Whinstone under the 2019 Equity Plan, further drawing down the number of shares reserved for issuance under the 2019 Equity Plan.
In August of 2021 the Compensation Committee, in consultation with our outside compensation advisors, established a Performance Restricted Stock Unit Plan under the 2019 Equity Plan (“Performance Plan”) to better align the interests of our executive officers and employees with those of our stockholders. In connection with the adoption of the Performance Plan, the Compensation Committee granted a number of Performance Plan awards under the 2019 Equity Plan which are contingent upon the Company attaining certain specified performance objectives during the three-year performance period. Please refer to the section of this Proxy Statement entitled “Equity Compensation Plan Information” on page 43 of this Proxy Statement for a more complete description of the Performance Plan.
Without increasing the number of shares available for issuance under the 2019 Equity Plan, once the current reserve of shares is exhausted, we will not be able to continue to offer competitive levels of equity compensation to attract and retain qualified personnel to continue supporting our growth. As a result, the Company may need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified personnel for positions of substantial responsibility with the Company.
The Compensation Committee, in consultation with the Company’s outside compensation advisors and based on an analysis of the Company’s historic equity compensation share usage, its anticipated future equity compensation needs, and its assumptions regarding market conditions and compensation, recommended an additional 4,000,000 shares be made available for issuance under the 2019 Equity Plan. We believe, based on our current rate of share issuance pursuant to the 2019 Equity Plan and our expectations regarding our future equity compensation needs, and barring any significant changes to our projections, that our current request to increase the share reserve under the 2019 Equity Plan by 4,000,000 shares should enable us to continue to make competitive grants of equity compensation in the current market conditions for the next three (3) years. These projections are subject to change pursuant to the discretion of the Compensation Committee, as administrator of the 2019 Equity Plan, who may determine, based on future events and market conditions, to alter the Company’s equity compensation strategy or projections.
Summary Description of the Fourth Amendment
The sole aspect of the 2019 Equity Plan to be amended by the proposed Fourth Amendment is to increase the number of shares reserved for issuance under the 2019 Equity Plan by 4,000,000 shares. No other provisions of the 2019 Equity Plan are modified, amended, revised, or otherwise changed by this proposed Fourth Amendment. The specific terms of the 2019 Equity Plan, such as who is eligible to receive awards under the 2019 Equity Plan, the terms of awards, such as vesting periods, the exercise price of any options, and any expiration of these awards, as well as the tax consequences of the awards which may be made under the 2019 Equity Plan, are set forth in the 2019 Equity Plan, as approved by the Company’s stockholders on October 23, 2019 and filed with the SEC on December 5, 2019 as Exhibit 4.5 to our Registration Statement on Form S-8 (SEC File Number 333-235355).
All employees and non-employee directors of the Company and its consolidated subsidiaries will be eligible to participate under the 2019 Equity Plan. All Riot employees, including our current Chief Executive Officer and three (3) non-employee directors, as well as independent contractors and service providers performing services for the Company, could be eligible to participate in the 2019 Equity Plan immediately after its Effective Date. Any number of the Company’s current employees and future employees, including future named executive officers, as well as future non-employee directors, could be eligible to participate in the 2019 Equity Plan.
The number of shares that will ultimately be issued from the shares reserved for issuance under the 2019 Equity Plan, as amended by the proposed Fourth Amendment is subject to the discretion of the Compensation Committee and, therefore, cannot be determined with certainty at this time. However, the Company anticipates that the Compensation Committee will continue in future years to make annual cash and equity awards as described above.
This summary does not purport to be a complete description of all the terms of the Fourth Amendment and is qualified in its entirety by reference to the complete text of the Fourth Amendment, which is attached to this Proxy Statement as Appendix C. Further, this summary does not purport to be a complete description of the 2019 Equity Plan and is qualified entirely by reference to the full text of the 2019 Equity Plan, as filed with the SEC on December 5, 2019 as Exhibit 4.5 to our Registration Statement on Form S-8 (SEC File Number 333-235355). To the extent there is a conflict between this summary and the actual terms of the 2019 Equity Plan, as amended, the actual terms of the 2019 Equity Plan, as amended, will govern.
Summary Description of the 2019 Equity Plan
The following is a summary of the key features of the 2019 Equity Plan. The summary is not a complete description of all the terms of the 2019 Equity Plan and is qualified in its entirety by reference to the complete text of the

2019 Equity Plan, which is attached to this Proxy Statement as Appendix D. To the extent there is a conflict between this summary and the actual terms of the 2019 Equity Plan, the terms of the 2019 Equity Plan will govern. Awards to be made under the 2019 Equity Plan will be entirely at the discretion of the Compensation Committee and are therefore not currently determinable.
Plan Benefit Table
Benefits under the 2019 Equity Plan are discretionary and are to be determined by the Compensation Committee of the Board. Consequently, it is not possible to determine the future benefits that will be received by Participants in the 2019 Equity Plan.
Administration
The Compensation Committee will have the exclusive authority to administer the 2019 Equity Plan with respect to awards made to our executive officers and other eligible employees. The Compensation Committee may delegate all or any portion of its authority to one or more of its members or, as to awards to Participants who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, to one or more officers of the Company or other Nonemployee Directors. If the Compensation Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee.
Awards granted to Nonemployee Directors are subject to approval of the Board.
Share Counting Rules
The number of shares reserved for issuance under the 2019 Equity Plan will be reduced by one (1.00) share for every one (1.00) share granted in respect of an award.
Any shares related to an award granted under the 2019 Equity Plan or 2017 Equity Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of such shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of such shares, for awards not involving shares will be added back to the share reserve and will be available again for future grants under the 2019 Equity Plan.
Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to satisfy tax withholding obligations associated with an award granted under the 2019 Equity Plan will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.
Any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to pay the Exercise Price (as defined below) of a stock option will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.
Any shares that were subject to a Stock Appreciation Right (“SAR”) granted under the 2019 Equity Plan that were not issued upon the exercise of such SAR will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.
Any shares that were purchased by the Company on the open market with the proceeds from the exercise of a stock option will not be added back to the share reserve and will not become available for future grants under the 2019 Equity Plan.
Awards
Under the 2019 Equity Plan, Participants may be granted awards in the form of: stock options, SARs, restricted stock, restricted stock units, performance share units, performance units, cash awards, performance-based cash awards, and other stock-based awards, or any combination thereof.
The Administrator will have complete discretion to determine which eligible individuals are to receive awards, the type of awards to be granted, the time or times when those awards are to be granted. In addition, the Administrator will have complete discretion to set the terms and conditions of each granted award (including but not limited to, the number of shares subject to or cash value of each award, performance and service conditions, performance period, payout amounts at various levels of achieved performance, Exercise Price (as defined below) or other consideration required to be paid for shares subject to the award, and the maximum term for which stock options or SARs are to remain outstanding. In addition, the Administrator, as it deems advisable, may impose restrictions on shares acquired pursuant to the exercise or settlement of an award.

Each award will be evidenced by a written or electronic agreement or statement (“Award Agreement”) that specifies the award’s terms and conditions as determined by the Compensation Committee.
A detailed description of each type of award follows.
Stock Options
Under the 2019 Equity Plan, the Administrator may grant awards in the form of an option to purchase shares (“Stock Options”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (referred to as “Incentive Stock Options”) and other Stock Options that do not meet such requirements (referred to as “Non-Qualified Stock Options”). The applicable Award Agreement will specify whether a stock option is an Incentive Stock Option or Non-Qualified Stock Option. A Stock Option will grant the holder the right to purchase a specific number of shares of common stock at a fixed price (“Exercise Price”) over a period not to exceed ten (10) years from the date of the grant.
An Option’s Exercise Price per share may not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date the Option is granted.
No grant of an Incentive Stock Option may be made more than ten (10) years after the adoption of the 2019 Equity Plan by the Board.
Stock Appreciation Rights
Under the 2019 Equity Plan, the Administrator may grant awards in the form of a stock appreciation right or SAR. A stock appreciation right is a right to receive a payment, in cash and/or Common Stock, equal to the number of shares of Common Stock being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the Fair Market Value of a share of Common Stock on the date the SAR was granted as specified in the applicable Award Agreement (the “Base Price”). The maximum term of a SAR shall be ten (10) years from the date the SAR is granted.
Restricted Stock and Restricted Stock Units
Under the 2019 Equity Plan, the Administrator may grant awards denominated in shares of common stock RSAs or stock units RSUs subject to a period in which such shares or units are subject to forfeiture based on discontinued service, the failure to achieve performance criteria and/or the occurrence of other events as determined by the Administrator. Each RSU corresponds in value to a single share of common stock. According to the standard compensation practices of the Company, upon vesting, RSUs may be paid in cash, shares of common stock or a combination of the two as determined by the Administrator and set forth in the applicable Award Agreement. Vested grants of RSAs will be settled in shares of common stock by the Administrator after vesting according to the standard compensation practices of the Company. Any delay in the settlement of vested RSAs or RSUs will be intended to qualify as a short-term deferral under Section 409A of the Internal Revenue Code; however, the Company undertakes no responsibility for ensuring this is the case.
The Administrator may impose such conditions or restrictions on RSAs or RSUs, as it deems advisable. Holders of RSAs will have the same voting rights and dividend rights as holders of shares of common stock unless such rights are expressly limited by the Administrator in the applicable Award Agreement. No RSU will confer any voting rights. The Administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on RSAs or RSUs unless the applicable vesting conditions are satisfied.
Performance Share Units
Under the 2019 Equity Plan, the Administrator may grant an award denominated in shares of common stock or cash PSUs that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs earned over a performance period may vary based on the level of achieved performance.
Each PSU will have a value that corresponds to the fair market value of a share of common stock at the time of the grant of a PSU award. PSUs may be payable in the form of cash, shares or a combination of the two as determined by the Administrator and set forth in the applicable Award Agreement.

The Administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividend equivalents will be paid on PSUs unless the applicable performance goals are satisfied.
Performance-Based Compensation and Performance Measures
The Administrator may grant awards that are intended to provide compensation solely on account of the attainment of one or more pre-established, objective performance goals. The vesting, level of payout, or value of performance-based awards will be determined by the attainment of one or more performance goals based on one or more performance measures selected by the Administrator. The specific performance goals for Performance-Based awards shall be, on an absolute or relative basis, established based on such business criteria as selected by the Administrator in its sole discretion (“Business Criteria”), including the following:
•	earnings per share;
•	cash flow (which means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financing and investing activities);
•	total stockholder return;
•	price per share of Common Stock;
•	gross revenue;
•	revenue growth;
•	operating income (before or after taxes);
•	net earnings (before or after interest, taxes, depreciation and/or amortization);
•	return on equity;
•	capital employed, or on assets or on net investment;
•	cost containment or reduction;
•	cash cost per ounce of production;
•	operating margin;
•	debt reduction;
•	resource amounts;
•	production or production growth;
•	resource replacement or resource growth;
•	successful completion of financings; or
•
any combination of the foregoing. Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

•
Performance targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Cash Awards
The Administrator may, from time to time, subject to the provisions of the 2019 Equity Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary awards, awards based on objective or subjective performance criteria or awards subject to other vesting criteria). Under the 2019 Equity Plan, cash awards may be awarded in such amount and at such times during the term of the 2019 Equity Plan as the Administrator shall determine.

Prohibition on Repricing/Cash-Out of Stock Options and SARs
The Administrator may not implement any of the following repricing or cash-out programs without obtaining stockholder approval: (i) a reduction in the Exercise Price or Grant Price of any previously granted Stock Option or SAR; (ii) a cancellation of any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower Exercise Price or Grant Price, respectively; or (iii) a cancellation of any previously granted Stock Option or SAR in exchange for cash or another award if the Exercise Price of the Stock Option or the Grant Price of the SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case other than in connection with a Change in Control (as defined below) or the capitalization adjustment provisions in the 2019 Equity Plan.
Change in Control and Vesting Acceleration
The following paragraphs describe how awards under the 2019 Equity Plan would be affected in the event of a Change in Control (as defined below), except as otherwise provided in the Award Agreement or other agreement between a Participant and the Company.
Definition of Change in Control. Generally, a Change in Control will be deemed to occur upon: (i) a direct or indirect acquisition by an individual, entity or group (“Person”) of Beneficial Ownership of shares of our common stock which, together with other direct or indirect acquisitions or beneficial ownership by such Person, results in aggregate Beneficial Ownership by such Person of fifty percent (50%) or more of either: (a) the then outstanding shares, or (b) the combined voting power of the then outstanding voting securities of the Company (both subject to certain exceptions); (ii) certain changes in the composition of our Board of Directors; or (iii) the consummation of certain corporate transactions including, but not limited to, the dissolution or liquidation of the Company, the sale of all or substantially all the assets of the Company, the merger or consolidation of the Company, or statutory share exchange involving capital stock of the Company.
Vesting Acceleration. Generally, the occurrence of a Change in Control will result in the immediate vesting of then outstanding awards and the settlement of such awards shortly thereafter pursuant to the following:
•
All outstanding Stock Options and Stock Appreciation Rights will become fully vested and immediately exercisable upon a Change in Control. All awards other than Stock Options and SARs, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder shall become fully vested upon a Change in Control and will be paid in the form specified in the applicable Award Agreement within thirty (30) days following the effective date of the Change in Control.

•
All awards, other than Stock Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved and will be paid in the form specified in the applicable Award Agreement within thirty (30) days following the effective date of a Change in Control.

•
Provided, however, that should a qualifying Replacement Award (as that term is defined under Section 7.4 of the 2019 Equity Plan be awarded to the affected Participant following a Change in Control, the terms of such Replacement Award shall control, and the foregoing acceleration provisions shall not apply.

Changes in Capitalization
If an equity restructuring causes the per-share value of our common stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spin-off, rights offering, recapitalization or otherwise, equitable adjustments will be made to the number of shares available for issuance under the 2019 Equity Plan and to the terms of outstanding awards in a manner designed to preclude any dilution or enlargement of the 2019 Equity Plan and any outstanding awards pursuant to Section 7.1 of the Equity Plan.
Fair Market Value
For any award made pursuant to the 2019 Equity Plan, the fair market value per share of our common stock as of any date will be deemed to be equal to the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on such date, or determined pursuant to such other method as may be selected by the Administrator.

Stockholder Rights
No Participant will have any stockholder rights with respect to the shares subject to a Stock Option or SAR until such Participant has exercised the Stock Option or SAR and paid the Exercise Price for the purchased shares (in the case of Stock Options), and any related withholding taxes. A Participant will not have any stockholder rights with respect to the shares of common stock subject to a RSU, PSU, Performance Unit or other Stock-Based award until that award vests and shares of common stock are actually issued under such awards. Subject to the terms of the applicable Award Agreement, a Participant will have full stockholder rights with respect to any shares of common stock issued to the Participant under the 2019 Equity Plan, which the Participant holds of record.
Transferability
Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction. However, the Administrator may, in its discretion, determine that any or all awards may be transferable, without compensation by the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Administrator may deem appropriate; provided, however, no award may be transferred for value without stockholder approval.
Withholding
The Administrator may provide holders of awards with the right to have the Company withhold cash or a portion of the shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their awards. The Administrator may also allow such individuals to deliver cash or previously acquired shares of our common stock in payment of such withholding tax liability. Alternatively, in any case where a tax is required to be withheld in connection with the delivery of shares under the 2019 Equity Plan, the Administrator may, in its sole discretion, grant (either at the time of the award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum (or, to the extent permitted by the Administrator, in its sole discretion, the maximum) applicable withholding obligation on exercise, vesting or payment.
Deferrals and Settlements
Payment of awards may be in the form of cash, shares, other awards, or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under such rules and procedures as it may establish under the 2019 Equity Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of cash awards shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
Claw-back and Forfeitures for Cause
The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an award. Upon a Participant’s termination of service for cause, the Participant will forfeit, as of the date immediately preceding such termination of service, outstanding and unexercised Options and SARs, and outstanding and not yet settled RSAs, RSUs, PSUs, Performance Units, and Other Stock-Based Awards granted to the Participant.
Amendment and Termination
The Board may, at any time, amend, suspend or terminate the 2019 Equity Plan in whole or in part. No amendment of the 2019 Equity Plan may result in the “repricing” of any outstanding Stock Options or SARs without stockholder approval. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by the stockholders of the Company. No termination, amendment or suspension of the 2019 Equity Plan may adversely affect in any material way any award previously granted under the 2019 Equity Plan without the written consent of the award recipient subject to certain exceptions. These exceptions permit the Board or Administrator to amend outstanding awards to adjust for the occurrence of certain unusual or nonrecurring events and to conform to legal requirements without the written consent of the Award recipient.
Summary Description of the First Amendment to the 2019 Equity Plan
The sole aspect of the first amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 3,500,000 shares.
Summary Description of the Second Amendment to the 2019 Equity Plan
The sole aspect of the second amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 4,400,000 shares.
Summary Description of the Third Amendment to the 2019 Equity Plan
The sole aspect of the third amendment to the 2019 Equity Plan was to increase the number of shares available for issuance thereunder by 10,000,000 shares.
Vote Required
The affirmative vote of a majority of the votes cast on this Proposal No. 4 will be required to approve the Fourth Amendment (i.e., the number of “FOR” votes must exceed the number of “AGAINST” votes for this proposal to be approved).
Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the adoption of equity incentive plans. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes and abstentions will not be counted as votes cast “FOR” or “AGAINST” the approval of the Fourth Amendment and will have no effect on the outcome of the vote.
BOARD VOTING RECOMMENDATION REGARDING PROPOSAL NO. 4
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE FOURTH AMENDMENT TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE BY SELECTING “AGAINST” OR “ABSTAIN” ON THE PROXY.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Effective March 29 2023, the Company adopted a written Related Party Transaction Policy (the “RPT Policy”) for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which the Company was or is to be a participant in which the amount involved exceeds the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years (the “Threshold”), and in which any of the Company’s executive officers, directors, or stockholders (or groups of stockholders) owning more than 5% of the Company’s outstanding common stock, or any immediate family members of such persons (collectively a “Related Party”), has a direct or indirect material interest.
Once a related party transaction in which the aggregate amount involved will or may be expected to exceed the Threshold in any calendar year has been identified by the Company’s General Counsel, the Board must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Board shall consider all relevant facts and circumstances including:
(i)	whether the transaction was undertaken in the ordinary course of business of the Company;
(ii)	whether the Related Party transaction was initiated by the Company, a subsidiary or the Related Party;
(iii)	whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
(iv)	the purpose of, and the potential benefits to the Company of, the Related Party transaction;
(v)	the approximate dollar value of the amount involved in the Related Party transaction, particularly as it relates to the Related Party;
(vi)
the Related Party's interest in the Related Party transaction; and (vii) any other information regarding the Related Party transaction or the Related Party that the Board or its advisors believe could be material to investors’ investment decisions regarding the Company’s securities, in light of the circumstances of the particular transaction.

All Related Party transactions must be approved by the Board in accordance with this RPT Policy to be permitted. To approve a Related Party transaction, the Board must determine, in good faith, that, under all circumstances, the reported transaction is in the best interests of the Company and its stockholders, notwithstanding the Related Party nature of the transaction.
No director may participate in any discussion, approval, or ratification of a transaction in which he or she is a related person.
Under the RPT Policy, if we should discover related party transactions that have not been approved, the Board will be notified and will determine the appropriate action, including ratification, rescission, or amendment of the transaction.
Gregory Les (“Gregory”), the brother of our CEO, Jason Les, is employed as Vice President, Corporate Development by the Company and reports to its Head of Corporate Development and Strategy. In connection with such employment in fiscal year 2023, Gregory will earn total cash compensation of approximately $230,000 and an equity award with a grant date fair value of $88,000. He will be eligible to participate in Riot’s bonus program and may receive up to 40% discretionary of his base salary. Gregory is also eligible to participate in the Company’s performance-based equity incentive plan, to earn upon Riot’s achievement of performance objectives, up to a total of 78,000 shares of PRSAs. Any unearned shares will be forfeited. In addition, Gregory is eligible to participate in our general employee benefits plan on the same terms as other employees. The Compensation Committee has ratified the terms of Gregory’s compensation, and the Board approved the terms of his employment with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock, issued and outstanding as of the Record Date, by: (i) any person known to us to beneficially own five percent (5%) or more of our shares outstanding; (ii) each of the Company’s named executive officers and directors; and (iii) all of the Company’s then serving directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, as amended. In computing the number of shares beneficially owned and the percentage ownership, shares of our common stock that the owner has the right to acquire within sixty (60) days after the Record Date are deemed outstanding but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned and their addresses are c/o: Riot Platforms, Inc., 3855 Ambrosia Street, Suite 301, Castle Rock, Colorado 80109.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)
5% stockholders
The Vanguard Group, Inc.(2)	15,215,499	8.78%
Blackrock, Inc.(3)	11,407,415	6.58%
Directors and Named Executive Officers		*
Hannah Cho(4)	82,150	*
Hubert Marleau(5)	79,025	*
Lance D’Ambrosio(6)	43,441	*
Benjamin Yi(7)	3,591,464	*
Jason Les(8)	3,811,896	*
Jeffrey McGonegal(9)	775,983	*
Colin Yee(10)	404,289	*
William Jackman(11)	1,006,389
Chad Everett Harris(12)	14,400	*
All Directors and Executive Officers as a group (9 persons)(13)	9,809,037	5.66%
(1)
Percentage of class beneficially owned is based on 173,358,084 shares outstanding as of April 28, 2023. Each share is entitled to one vote. Shares issued pursuant to Restricted Stock awards made under the Company’s equity incentive plan are entitled to vote at meetings of the stockholders of the Company; therefore, such restricted shares are deemed outstanding for the purpose of computing the percentage ownership of the person holding such restricted shares but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Based solely on information reported by The Vanguard Group, Inc. (“Vanguard”) on the Schedule 13G/A filed with the SEC on February 9, 2023, and reporting ownership as of December 30, 2022. Vanguard has sole voting power over 0 shares, shared voting power over 103,305 shares, sole dispositive power over 14,965,113 shares and shared dispositive power over 250,386 shares.

(3)
Based solely on information reported by BlackRock, Inc. (“BlackRock”) on the Schedule 13G filed with the SEC on February 3, 2023, and reporting ownership as of December 31, 2022. BlackRock has sole voting power over 11,112,000 shares, shared voting power over 0 shares, sole dispositive power over 11,407,415 shares and shared dispositive power over 0 shares.

(4)	Consists of (a) 54,289 shares held directly as of April 28, 2023, by Ms. Cho; and (b) 27,861 unvested shares of service-based Restricted Stock.
(5)	Consists of (a) 51,164 shares held directly as of April 28, 2023, by Mr. Marleau; and (b) 27,861 unvested shares of service-based Restricted Stock.
(6)	Consists of (a) 15,580 shares held directly as of April 28, 2023, by Mr. D’Ambrosio; and (b) 27,861 unvested shares of service-based Restricted Stock.
(7)
Consists of (a) 274,696 shares held directly as of April 28, 2023, by Mr. Yi; (b) 345,000 unvested shares of performance-based Restricted Stock; and (c) 2,971,768 unvested shares of service-based Restricted Stock, 1,485,884 of which will vest within 60 days of April 28, 2023.

(8)
Consists of (a) 478,461 shares held directly as of April 28, 2023, held by the Jason M. Les, Trustee of the Jason M. Les Trust, dated March 8, 2021.; (b) 345,000 unvested shares of performance-based Restricted Stock; and (c) 2,971,768 unvested shares of service-based Restricted Stock, 1,485,884 of which will vest within 60 days of April 28, 2023.

(9)	Consists of (a) 481,983 shares held directly as of April 28, 2023, by Mr. McGonegal; and (b) 294,000 unvested shares of performance-based Restricted Stock.
(10)
Consists of (a) 61,714 shares held directly as of April 28, 2023, by Mr. Yee; 218,000 unvested shares of performance-based Restricted Stock; and (b) 106,860 unvested shares of time-based restricted stock 37,147 of which will vest within 60 days of April 28, 2023

(11)
Consists of (a) 45,447 shares held directly as of April 28, 2023, by Mr. Jackman; 218,000 unvested shares of performance-based Restricted Stock; and (c) 742,942 shares unvested shares of service-based Restricted Stock, 371,471 of which will vest within 60 days of April 28, 2023.

(12)
Effective February 1, 2023, Mr. Harris departed from his position as Riot’s Chief Commercial Officer and from all other positions with the Company. His beneficial ownership of Riot’s securities for purposes of this table includes 14,400 shares held of record as of April 28, 2023.

(13)	Includes each of the items noted in footnotes (4), (5), (6), (7), (8), (9), (10), (11), and (12) above.

OTHER MATTERS
As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. Pursuant to Exchange Act Rule 14a-8 and as stated in our 2022 proxy materials, stockholder proposals intended for consideration for inclusion in this Proxy Statement were due on or before February 17, 2023. No stockholder proposals were received by this stated deadline and, therefore, no stockholder proposals have been included in this Proxy Statement.
Additionally, as disclosed in our 2022 proxy materials and as specified in our Bylaws, notice of stockholder proposals to be considered for presentation at this year’s Annual Meeting, but not to be included in this Proxy Statement, were required to have been received by the Company’s Corporate Secretary no sooner than Friday, April 3, 2023, and no later than May 3, 2023.
Please see the section of this Proxy Statement entitled, “When are stockholder proposals due for next year’s annual general meeting?” on page 7 above for instructions on how to provide notice of stockholder proposals to be considered for inclusion in our 2024 proxy statement or to be presented at our 2024 Annual Meeting, as required by our Bylaws and pursuant to Exchange Act Rule 14a-8.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act, as amended, requires our directors and certain officers, and persons who beneficially own more than 10% of the Company’s ordinary shares, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of the copies of Section 16(a) reports and amendments thereto furnished to us during and with respect to 2022 and on written representations from certain reporting persons, all reportable transactions during fiscal year 2022 were reported on a timely basis, except for one Form 4 filed on July 18, 2022, with respect to vesting of performance-based restricted stock units for Mr. McGonegal, which was late due to administrative oversight.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in that other filing.
Information contained on, or accessible through, our websites is not a part of this Proxy Statement and is not deemed incorporated by reference hereunder for any purpose.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this proxy statement include, but are not limited to, statements about Riot’s future financial and operating performance, expectations regarding its strategies, product, and business plans, including its revenue and operational priorities, product initiatives, and product experiments; strategies for improving safety and expectations regarding the application of its abuse rules.
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS OF RIOT PLATFORMS, INC.
May 1, 2023

APPENDIX A
PROXY	PROXY
RIOT PLATFORMS, INC.
3855 Ambrosia Street, Suite 301
Castle Rock, CO 80109
ANNUAL GENERAL MEETING OF STOCKHOLDERS JUNE 27, 2023
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
By completing, executing, and submitting the attached Proxy Card, the stockholder of Riot Platforms, Inc. (the “Company”) constitutes and appoints the Chief Executive Officer of the Company, Mr. Jason Les, as the stockholder’s Attorney and Proxy to appear, attend and vote all of the shares of common stock the stockholder is entitled to vote at the 2023 Annual General Meeting of the stockholders of the Company, to be held in a virtual-only format at www.virtualstockholdermeeting.com/RIOT2023 on Tuesday, June 27, 2023, beginning at 11:00 a.m. (Eastern Time), and at any adjournments or postponements thereof (the “Annual Meeting”). Such shares shall be voted as indicated with respect to the proposals listed on the Proxy Card and in the discretion of the Proxy on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof in accordance with and as described in the Notice of the 2023 Annual General Meeting of Stockholders and Proxy Statement, which are available online at www.proxyvote.com and on our website at www.RiotPlatforms.com.
Please either submit your Proxy Card online at www.proxyvote.com by using the 16-digit control number assigned to you on your Proxy Card, by telephone by dialing 1-800-690-6903, or by mail. If you wish to submit your Proxy Card by mail, please mark, date and sign exactly as your name appears on your Proxy Card, including any designation as executor, Trustee, etc., if applicable, and return this Proxy in the enclosed pre-addressed, postage-paid envelope as promptly as possible to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. It is important to return this Proxy properly executed in order to exercise your right to vote if you do not attend the Annual Meeting and vote live and online during the virtual webcast. This Proxy must be signed by a corporation or other entity’s authorized officer to be effective. All co-owners and each joint owner must sign and date this Proxy.
The 2023 Proxy Card is attached on the following page
A-1

APPENDIX B
RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS),
THE MOST COMPARABLE GAAP FINANCIAL METRIC
In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), we consistently evaluate our use of and calculation of the non-GAAP financial measures, “Adjusted EBITDA” and Adjusted earnings per share (“Adjusted EPS”). Adjusted EBITDA is a financial measure defined as our EBITDA, adjusted to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. EBITDA is computed as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is EBITDA further adjusted for certain income and expenses, which management believes results in a performance measurement that represents a key indicator of the Company’s core business operations. The adjustments include fair value adjustments such as derivative power contract adjustments, equity securities value changes, and non-cash stock-based compensation expense, in addition to financing and legacy business income and expense items. We exclude impairments and gains or losses on sales or exchanges of Bitcoin from our calculation of Adjusted EBITDA for all periods presented.
Adjusted EPS is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding.
We believe Adjusted EBITDA and Adjusted EPS can be important financial measures because they allow management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making such adjustments.
Adjusted EBITDA and Adjusted EPS are provided in addition to and should not be considered to be a substitute for, or superior to, net income, the comparable measure under GAAP for Adjusted EBITDA, and to diluted net income (loss) per share, the comparable measure under GAAP for Adjusted EPS. Further, Adjusted EBITDA and Adjusted EPS should not be considered as an alternative to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA and Adjusted EPS have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.
The following table reconciles Adjusted EBITDA to Net income (loss), the most comparable GAAP financial metric:
	Years Ended December 31,
	2022	2021 (as restated)	2020 (as restated)
Net income (loss)	$(509,553)	$(15,437)	$(14,107)
Interest (income) expense	(454)	296	(85)
Income tax expense (benefit)	(11,749)	254	—
Depreciation and amortization	107,950	26,324	4,494
EBITDA	(413,806)	11,437	(9,698)

Adjustments	—	—	—
Non-cash/non-recurring operating expenses:
Stock-based compensation expense	24,555	68,491	3,407
Acquisition-related costs	78	21,198	—
Change in fair value of derivative asset	(71,418)	(12,112)	—
Change in fair value of contingent consideration	(159)	975	—
Realized gain on sale/exchange of long-term investment	—	(26,260)	—
Realized loss on sale of marketable equity securities	8,996	—	—
Unrealized (gain) loss on marketable equity securities	—	13,655	—
Reversal of registration rights penalty	—	—	(1,358)
Gain on exchange of equipment	(16,281)	—	(29)
Casualty-related charges (recoveries), net	9,688	—	—
Impairment of goodwill	335,648	—	—
B-1

	Years Ended December 31,
	2022	2021 (as restated)	2020 (as restated)
Impairment of miners	55,544	—	—
Other (income) expense	59	(2,378)	6
Other revenue, (income) expense items:
License fees	(97)	(97)	(97)
Adjusted EBITDA	$(67,193)	$74,909	$(7,769)
B-2

APPENDIX C
FOURTH AMENDMENT
TO THE RIOT BLOCKCHAIN, INC. 2019 EQUITY INCENTIVE PLAN
This Fourth Amendment (the “Fourth Amendment”) to the Riot Blockchain, Inc. 2019 Equity Plan, as amended (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors (the “Board”) of Riot Platforms, Inc. (the “Company”) upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), amends the Plan as set forth herein, effective as of the date ratified and approved by the stockholders of the Company set forth at the end of this document (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the stockholders effective October 23, 2019, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons; and
WHEREAS, the First Amendment to the Plan (the “First Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on November 12, 2020, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 3,500,000 additional shares of Common Stock; and
WHEREAS, the Second Amendment to the Plan (the “Second Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on October 19, 2021, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 4,400,000 additional shares of Common Stock; and
WHEREAS, the Third Amendment to the Plan (the “Third Amendment”) was adopted by the Company and became effective as ratified and approved by the stockholders on July 27, 2022, to increase the number of shares of Common Stock available for issuance under the Plan (the “Share Reserve”) by 10,000,000 additional shares of Common Stock; and
WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan; and
WHEREAS, the Committee having considered the Company’s issuance of the Awards since the stockholders adopted the Plan, as amended, the Company’s expected needs for equity compensation and the shares of Common Stock available for issuance in the Share Reserve, has determined to adopt this Fourth Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 4,000,000 additional shares of Common Stock; and
NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of April 27, 2023 and as approved by the stockholders of the Company as of the date listed below, this Fourth Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this Fourth Amendment, the Plan is hereby amended as follows:
1. As of the Effective Date, Section 4.2 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:
“4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan may not exceed 24,500,000 (the “Share Limit”). Such shares of Common Stock may be authorized and unissued shares or, to the extent permitted by applicable law, issued shares of Common Stock that have been reacquired by the Company. Such shares of Common Stock may be used for any type of Award under the Plan, and any or all of the shares of Common Stock up to the Share Limit may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of shares of Common Stock available for Awards under this Section 4.2, the number of shares of Common Stock available for issuance under the Plan shall be reduced by one (1.00) share of Common Stock for every one (1.00) share of Common Stock granted in respect of an Award; provided, however, that in the case of an Award that provides for a range of potential payouts of shares of Common Stock, the number of shares of Common Stock available
C-1

for issuance under the Plan shall be reduced by the maximum number of shares of Common Stock that may be paid under such an Award. The foregoing Share Limit is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.”
2. Except as specifically set forth in this Fourth Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.
As adopted by the Board of Directors of Riot Platforms, Inc. on April 27, 2023.
As adopted by the Stockholders of Riot Platforms, Inc. on June 27, 2023
C-2

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O RIOT PLATFORMS, INC.
3855 AMBROSIA STREET, SUITE 301
CASTLE ROCK, CO 80109

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualstockholdermeeting.com/RIOT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15313-P88930

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RIOT PLATFORMS, INC.

The Board of Directors recommends you vote FOR the following Directors:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Hannah Cho	☐	☐
1b. Lance D' Ambrosio	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V15314-P88930

The stockholder(s) hereby constitute(s) and appoint(s) Mr. Jason Les, Chief Executive Officer of Riot Platforms, Inc., as attorney and proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Riot Platforms, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Eastern Time, on Tuesday, June 27, 2023, virtually at www.virtualstockholdermeeting.com/RIOT2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side